                              CREDIT AGREEMENT

                         dated as of August 9, 1996


                                   among


                             OLSTEN CORPORATION

                         the Banks signatory hereto

                                    and

                         THE CHASE MANHATTAN BANK,
                                  as Agent

                             TABLE OF CONTENTS
                             -----------------

                                                                          Page
                                                                          ----


ARTICLE 1.
DEFINITIONS; ACCOUNTING TERMS.............................................  1
     Section  1.1.  Definitions...........................................  1

ARTICLE 2.
REVOLVING CREDIT AND LETTER OF CREDIT COMMITMENT.......................... 14
     Section 2.1.   Revolving Credit Loans................................ 14
     Section 2.2.   The Notes............................................. 14
     Section 2.3.   Use of Proceeds....................................... 14
     Section 2.4.   Borrowing Procedures for Revolving Credit Loans....... 15
     Section 2.5.   Interest Periods, Continuations and Conversions....... 16
     Section 2.6.   Changes of Commitments................................ 17
     Section 2.7.   Minimum Amounts....................................... 17
     Section 2.8.   The Letters of Credit................................. 18

ARTICLE 3.
GENERAL CREDIT PROVISIONS;
FEES AND PAYMENTS......................................................... 21
     Section 3.1.   Certain Notices....................................... 21
     Section 3.2.   Prepayments........................................... 21
     Section 3.3.   Interest.............................................. 22
     Section 3.4.   Facility Fee.......................................... 23
     Section 3.5.   Letter of Credit Fees................................. 23
     Section 3.6.   Payments Generally.................................... 23
     Section 3.7.   Judgment Currency..................................... 25
     Section 3.8.   Foreign Exchange Indemnity............................ 25

ARTICLE 4.
YIELD PROTECTION; ETC..................................................... 26
     Section 4.1.   Additional Costs...................................... 26
     Section 4.2.   Limitation on Types of Loans.......................... 27
     Section 4.3.   Illegality; Unavailability............................ 28
     Section 4.4.   Certain Base Rate Loans Pursuant To Sections 4.1,
                         4.2 and 4.3...................................... 28
     Section 4.5.   Certain Compensation.................................. 28
     Section 4.6.   Change of Lending Office.............................. 29
     Section 4.7.   Survival.............................................. 29

ARTICLE 5.
CONDITIONS PRECEDENT...................................................... 29
     Section 5.1.   Document Conditions Precedent......................... 29

     Section 5.2.   Additional Conditions Precedent....................... 31
     Section 5.3.   No Default Certificate and Deemed Representations..... 31

ARTICLE 6.
REPRESENTATIONS AND WARRANTIES............................................ 31
     Section 6.1.   Incorporation, Good Standing and Due Qualification;
                         Compliance with Law.............................. 31
     Section 6.2.   Corporate Power and Authority, No Conflicts........... 32
     Section 6.3.   Legally Enforceable Agreements........................ 32
     Section 6.4.   Litigation............................................ 32
     Section 6.5.   Financial Statements.................................. 32
     Section 6.6.   Ownership and Liens................................... 33
     Section 6.7.   Taxes................................................. 33
     Section 6.8.   ERISA................................................. 33
     Section 6.9.   Subsidiaries and Ownership of Stock................... 34
     Section 6.10.  Credit Arrangements................................... 34
     Section 6.11.  Operation of Business................................. 34
     Section 6.12.  Hazardous Substances.................................. 35
     Section 6.13.  No Default on Outstanding Judgments or Orders......... 35
     Section 6.14.  No Defaults on Other Agreements....................... 35
     Section 6.15.  Labor Disputes and Acts of God........................ 35
     Section 6.16.  Governmental Regulation............................... 36
     Section 6.17.  Partnerships.......................................... 36
     Section 6.18.  No Forfeiture......................................... 36
     Section 6.19.  No Default or Event of Default........................ 36
     Section 6.20.  Solvency.............................................. 36
     Section 6.21.  Material Adverse Change............................... 36
     Section 6.22.  Securities Law, etc. Compliance....................... 36
     Section 6.23.  Assets................................................ 36
     Section 6.24.  Accuracy of Information............................... 36

ARTICLE 7.
AFFIRMATIVE COVENANTS..................................................... 37
     Section 7.1.   Maintenance of Existence.............................. 37
     Section 7.2.   Conduct of Business................................... 37
     Section 7.3.   Maintenance of Properties, etc........................ 37
     Section 7.4.   Maintenance of Records................................ 37
     Section 7.5.   Maintenance of Insurance.............................. 37
     Section 7.6.   Compliance with Laws.................................. 37
     Section 7.7.   Right of Inspection................................... 38
     Section 7.8.   Reporting Requirements................................ 38
     Section 7.9.   Payment of Obligations................................ 41

ARTICLE 8.
NEGATIVE COVENANTS........................................................ 41
     Section 8.1.   Debt.................................................. 41
     Section 8.2.   Liens................................................. 42
     Section 8.3.   Investments........................................... 43
     Section 8.4.   Sale of Assets........................................ 45
     Section 8.5.   Transactions with Affiliates.......................... 45
     Section 8.6.   Mergers, Etc.......................................... 45
     Section 8.7.   Acquisitions.......................................... 45
     Section 8.8.   No Activities Leading to Forfeiture................... 45
     Section 8.9.   Amendments to Debt Instruments; Certain Voluntary
                         Payments; etc.................................... 45
     Section 8.10.   Corporate Documents, Fiscal Year..................... 46

ARTICLE 9.
FINANCIAL COVENANTS....................................................... 46
     Section 9.1.   Minimum Consolidated Interest Coverage................ 46
     Section 9.2.   Ratio of Consolidated Funded Debt to Consolidated
                         EBITDA........................................... 46
     Section 9.3.   Minimum Consolidated Net Worth........................ 46

ARTICLE 10.
EVENTS OF DEFAULT......................................................... 47
     Section 10.1.  Events of Default..................................... 47
     Section 10.2.  Remedies.............................................. 49

ARTICLE 11.
THE AGENT; RELATIONS AMONG BANKS.......................................... 49
     Section 11.1.  Appointment, Powers and Immunities of Agent........... 49
     Section 11.2.  Reliance by Agent..................................... 50
     Section 11.3.  Defaults.............................................. 50
     Section 11.4.  Rights of Agent as a Bank............................. 50
     Section 11.5.  Indemnification of Agent.............................. 51
     Section 11.6.  Documents............................................. 51
     Section 11.7.  Non-Reliance on Agent and Other Banks................. 51
     Section 11.8.  Failure of Agent to Act............................... 52
     Section 11.9.  Resignation or Removal of Agent....................... 52
     Section 11.10. Amendments Concerning Agency Function................. 52
     Section 11.11. Liability of Agent.................................... 53
     Section 11.12. Transfer of Agency Function........................... 53
     Section 11.13. Non-Receipt of Funds by the Agent..................... 53
     Section 11.14. Withholding Taxes..................................... 53
     Section 11.15. Several Obligations and Rights of Banks............... 54
     Section 11.16. Pro Rata Treatment of Loans, Etc...................... 54
     Section 11.17. Sharing of Payments Among Banks....................... 54

ARTICLE 12.
MISCELLANEOUS............................................................. 54
     Section 12.1.  Amendments and Waivers................................ 54
     Section 12.2.  Usury................................................. 55
     Section 12.3.  Expenses and Indemnification.......................... 55
     Section 12.4.  Survival.............................................. 56
     Section 12.5.  Assignment, Participation............................. 56
     Section 12.6.  Notices............................................... 57
     Section 12.7.  Setoff................................................ 57
     Section 12.8.  Jurisdiction, Immunities.............................. 57
     Section 12.9.  Table of Contents: Headings........................... 58
     Section 12.10. Severability.......................................... 58
     Section 12.11. Counterparts.......................................... 58
     Section 12.12. Integration........................................... 58
     Section 12.13. Governing Law......................................... 58
     Section 12.14. Borrower's Acknowledgment............................. 59

             CREDIT AGREEMENT dated as of August 9, 1996, among OLSTEN CORPORATION, a corporation organized under the laws of the State of Delaware (the "Borrower"), each of the Banks which is a signatory hereto and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                WITNESSETH:
                                ----------

             WHEREAS, the Borrower has requested the Banks to extend credit to the Borrower from time to time and the Banks are willing to extend such credit in accordance with the terms of this Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE 1.
                       DEFINITIONS; ACCOUNTING TERMS.

             Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

             "Acceptable Acquisition" means any Acquisition of a corporation, partnership or other entity engaged in the business of providing human resource services, including, without limitation, health care services, information technology services, and related office management services or related businesses, which, in the case of a corporation, has been (a) approved by the board of directors of such corporation which is the subject of such Acquisition, (b) recommended for approval by such board to the shareholders of such corporation and subsequently approved by such shareholders as required under applicable law or by the by-laws or the certificate of incorporation of such corporation or (c) otherwise agreed by all shareholders of such corporation; provided, however, that no Acquisition shall be an Acceptable Acquisition if, before or after giving effect thereto, a Default or Event of Default shall have occurred and be continuing.

             "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person other than any Person which is a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Borrower, or causes any such Person to be merged into the Borrower or any of its respective Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then-outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its
Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

             "Additional Costs" shall have the meaning given to that term in Section 4.1 hereof.

             "Affiliate" means, with respect to any Person, any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, such Person or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person or any of its Subsidiaries; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person or any of its Subsidiaries; or (d) which is a partnership in which such Person or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

             "Aggregate LC Outstandings" means, at a particular time, the sum of (a) the aggregate maximum amount then available or available in the future to be drawn under all outstanding Letters of Credit (giving effect to any amendment to such Letters of Credit which reduce permanently the amounts available to be drawn thereunder) plus (b) the aggregate amount of any payments made by the Agent under any Letter of Credit that have not been reimbursed by the Borrower pursuant to Section 2.8 hereof.

             "Aggregate Outstandings" means, at any particular time, the sum of (a) the Aggregate LC Outstandings at such time plus (b) the Dollar Equivalent of the aggregate outstanding principal amount of the Loans at such time.

             "Agreement" means this Agreement, as amended, supplemented or modified from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

             "Alternate Base Rate" means the rate of interest determined by the Agent to be the higher of (i) the Federal Funds Rate plus 1/2 of 1% per annum or (ii) the Prime Rate.

             "Amortization" means amortization as determined in accordance with GAAP.

             "Applicable Currency" means, as to any particular payment or Loan, the Approved Currency in which it is denominated or is payable.

             "Applicable Currency Equivalent" means, with respect to an amount denominated in Dollars which is to be converted to any other Applicable Currency, the amount of such Applicable Currency required to purchase such amount of Dollars at the Relevant Exchange Rate.

             "Approved Currencies" means Dollars, Australian Dollars, Belgian Francs, British Pounds Sterling, Canadian Dollars, Danish Krone, Deutsche Marks, Dutch Guilders, Finland Markka, French Francs, Hong Kong Dollars, Italian Lire, Japanese Yen, Norwegian Krone, Spanish Peseta, Swedish Krona, Swiss Francs and, with the consent of each of the Banks, any other currencies which are freely transferable and convertible into Dollars and in which dealings in deposits are carried out in the London interbank market.

             "Banking Day" means, as it relates to any payment, determination, funding or notice to be made or given in connection with any Loan, or otherwise to be made or given to or from the Agent with respect to such Loan, any day (a) on which dealings in deposits in the Applicable Currency for such Loan are carried out in the London interbank market, and
(b) on which commercial banks and foreign exchange markets are open for business in London, New York and the principal financial center for such Applicable Currency.

             "Banks" means The Chase Manhattan Bank, in its capacity as a bank hereunder, and NationsBank, N.A., Wells Fargo Bank, N.A., Credit Lyonnais, New York Branch, Dresdner Bank AG, New York and Grand Cayman Branches, First Union National Bank, Fleet Bank, National Association, The Bank of New York, European American Bank, Key Bank National Association and Marine Midland Bank, and their successors and permitted assigns.

             "Base Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined on the basis of the Alternate Base Rate.

             "Capital Lease" means any lease which has been capitalized on the balance sheet of the lessee in accordance with GAAP.

             "Cash Collateral" means a deposit by the Borrower, made in immediately available funds, to a cash collateral account at the Agent or the purchase by the Borrower of a certificate of deposit issued by the Agent and the execution of all documents and the taking of all steps required to give the Agent, on behalf of the Banks, a perfected security interest in such deposit or certificate of deposit.

             "Closing Date" means August 9, 1996.

             "Code" means the Internal Revenue Code of 1986, as amended from time to time.

             "Commitment" means, with respect to each Bank, subject to the other provisions of this Agreement, the obligation of such Bank to extend credit to the Borrower hereunder (whether directly by making Loans or indirectly participating in the risk of Letters of Credit issued by the Agent) in the following aggregate principal amount, as such amount may be reduced or otherwise modified from time to time:

Bank                                   Loans             Letters of Credit
- ----                                   -----             ----------------

The Chase Manhattan Bank               $ 60,937,500      $14,062,500

NationsBank, N.A.                      $ 36,562,500      $ 8,437,500

Wells Fargo Bank, N.A.                 $ 32,500,000      $ 7,500,000

Dresdner Bank AG                       $ 32,500,000      $ 7,500,000

First Union National Bank              $ 32,500,000      $ 7,500,000

Fleet Bank, National Association       $ 32,500,000      $ 7,500,000

Credit Lyonnais, New York Branch       $ 24,375,000      $ 5,625,000

European American Bank                 $ 20,312,500      $ 4,687,500

Key Bank National Association          $ 20,312,500      $ 4,687,500

Marine Midland Bank                    $ 20,312,500      $ 4,687,500

The Bank of New York                   $ 12,187,500      $ 2,812,500

Total:                                 $325,000,000.00   $75,000,000.00
                                        ==============    ==============



             "Commitment Proportion" means, with respect to each Bank at the time of determination, that proportion that its Commitment bears to the Total Commitment.

             "Consolidated EBIT" means, for any fiscal period, Consolidated Net Income plus (i) all taxes paid or accrued to any government or governmental authority (other than real estate taxes, franchise taxes not in the nature of income taxes, sales taxes and use taxes) and (ii) Consolidated Interest Expense, all determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, in accordance with GAAP.

             "Consolidated EBITDA" means, for any fiscal period, Consolidated EBIT plus Depreciation and Amortization, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

             "Consolidated Funded Debt" means with respect to the Borrower and its Consolidated Subsidiaries, at any particular time, the aggregate then-outstanding principal amount of indebtedness of such entities for borrowed money including, without limitation, Subordinated Debt and the Senior Notes plus the aggregate amount then available to be drawn under any outstanding letters of credit issued for the account of such entities plus the aggregate amount of any then outstanding reimbursement obligations of such entities in respect of any letters of credit plus the aggregate principal amount of indebtedness guaranteed by such entities other than guarantees permitted by Section 8.1(h) hereof , all determined on a consolidated basis.

             "Consolidated Net Income" means, for any fiscal period, the amount of consolidated net income of the Borrower and its Consolidated Subsidiaries excluding income attributable to extraordinary items, for such period, determined in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in Article 9 hereof, "Consolidated Net Income" will be calculated without giving effect to the anticipated $50,500,000 restructuring charges associated with the acquisition of the Guarantor and without giving effect to up to a maximum of $100,000,000 additional restructuring charges during the term of this Agreement.

             "Consolidated Interest Expense" means, for any fiscal period, the gross interest expense for the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

             "Consolidated Subsidiary" means, at any particular time, each Subsidiary of the Borrower which is included in the consolidated financial statements of the Borrower in accordance with GAAP, including, without limitation, Broad Pines Development Corp., Co-Counsel, Inc., Dirka Co., IMI Systems Inc., Kimberly Home Health Care, Inc., New York HealthCare Services, Inc., OLS Holdings, Inc., Olsten Certified HealthCare Corp., Olsten Flying Nurses Corp., Olsten Home HealthCare, Inc., Olsten Kimberly QualityCare, Inc., Olsten Melville Corp., Olsten Service Corp., Olsten Services of New York, Inc., Olsten of Westchester, Inc., QC-Medi New York, Inc., Quality Care-USA, Inc., Quality Managed Care, Inc. and Quantum Health Resources, Inc.

             "Consolidated Net Worth" means, at any particular date, the amount of excess of Consolidated Total Assets over Consolidated Total
Liabilities which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at such date.

             "Consolidated Total Assets" means, at a particular date, all amounts which would, in conformity with GAAP, be included under assets on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at such date.

             "Consolidated Total Liabilities" means, at a particular date, all amounts which would, in conformity with GAAP, be included under liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at such date.

             "Debentures"  means  up to  $86,250,000  principal  amount  of
4-3/4%  Convertible   Subordinated   Debentures  due  2000  issued  by  the
Guarantor.

             "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables and accruals incurred in the ordinary course of business, including insurance costs of the Borrower incurred in connection with its workers compensation programs incurred in the ordinary course of business); (c) Unfunded Vested Liabilities of such Person (if such Person is not a Borrower, determined in a manner analogous to that of determining Unfunded Vested Liabilities of the Borrower); (d) the face amount of any outstanding letters of credit issued for the account of such Person including, without limitation, the maximum face amount of all letters of credit issued hereunder or otherwise to support workers' compensation programs; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; (h) obligations of such Person as lessee under Capital Leases; and (i) indebtedness of such Person evidenced by a note (other than notes payable to insurance companies issued in connection with the workers compensation programs of the Borrower and its Consolidated Subsidiaries, if any), bond, indenture or similar instrument; and (j) all obligations of such Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange.

             "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

             "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note (a) a rate per annum equal to 2% above the rate of interest otherwise applicable to such Loan, in the case of outstanding principal, and (b) a rate per annum equal to 2% above the rate that would be applicable to Base Rate Loans from time to time, in the case of any other amount.

             "Depreciation" means depreciation as determined in accordance with GAAP.

             "Dollar Equivalent" means (a) in relation to any amount denominated in Dollars, such amount and (b) in relation to an amount denominated in any Applicable Currency other than Dollars, the amount of Dollars which when converted at the Exchange Rate would equal the principal amount of the Loan in the Applicable Currency.

             "Dollars" and the sign "$" mean lawful money of the United States of America.

             "Environmental  Laws" means any and all federal,  state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

             "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

             "Eurocurrency Base Rate" means, for any Eurocurrency Loan, the rate per annum (rounded upward if necessary to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Agent two Banking Days prior to the first day of the Interest

Period for such Loan for the offering to leading banks in the London interbank market of deposits in the Applicable Currency in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the Eurocurrency Loan which shall be made by the Agent and outstanding during such Interest Period.

             "Eurocurrency Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the Reserve Adjusted Eurocurrency Rate.

             "Eurocurrency Reserve Requirements" means, with respect to each Interest Period for each Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a percentage and rounded upward if necessary to the nearest 1/100th of 1%) of reserve requirements current on the date two Banking Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and/or from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding maintained by a member bank of such System. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Bank under Regulation D. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

             "Event of Default" has the meaning  given such term in Section
10.1.

             "Existing Letters of Credit" means the letters of credit issued prior to the Closing Date and listed on Schedule 2.8 hereto; provided that no such letter of credit shall be deemed to be an Existing Letter of Credit unless such letter of credit would have been permitted to be issued hereunder in accordance with the provisions of Section 2.8(a) hereof.

             "Exchange Rate" means, with respect to any currency (the "first currency") on any date, the rate at which such currency may be exchanged into another currency (the "second currency"), as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M. London time on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such first currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of the second currency with such first currency, for delivery two Business Days later, provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

             "Facility Documents" means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Agreements, the Guarantee and all other documents or instruments executed in connection herewith or therewith.

             "Facility Fee" means the facility fee payable by the Borrower to the Agent for the benefit of the Banks pursuant to Section 3.4 below.

             "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360 day basis of calculation), equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

             "Forfeiture Proceeding" means the commencement of any action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may result in the seizure or forfeiture of any of its or their property which would cause a material adverse effect upon the operations, business, properties or financial condition of the Borrower.

             "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.5.

             "Guarantee" means the Guarantee, dated the date hereof and executed by the Guarantor in favor of the Banks, substantially in the form of Exhibit C attached hereto.

             "Guarantor" means the Borrower's Subsidiary, Quantum Health Resources, Inc., a Delaware corporation, for so long as it continues to be obligated in connection with the Debentures.

             "Hazardous Substance" means any material, whether animate or inanimate, raw, processed or waste by-product, which in itself or as found or used, is potentially toxic, noxious or harmful to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, or airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including, but in no event limited to, all hazardous materials, hazardous wastes, toxic substances, petroleum or petroleum by-products, infectious wastes, pollutants and contaminants from time to time defined or classified as such under any Environmental Law regardless of the quantity found, used, manufactured or removed from a given location.

             "Interest Period" means the period commencing on the date a Eurocurrency Loan is made (i.e., an additional borrowing, a conversion or a continuation), and ending, as the Borrower may select pursuant to Section
2.5 on the numerically corresponding day in the first, second, third, or (as available) sixth calendar month thereafter; provided, however, that if any Interest Period would otherwise expire on a day which is not a Banking

Day, such Interest Period shall expire on the next succeeding Banking Day unless such next succeeding Banking Day would fall on the next calendar month, in which case such Interest Period shall end on the next preceding Banking Day, and any Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day of the last calendar month of such Interest Period) shall end on the last Banking Day of the last month of such Interest Period.

             "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

             "Letter of Credit" means a standby letter of credit, as defined in the International Chamber of Commerce Uniform Customs and Practice for Documentary Credit Publication No. 500 (or any successor publication thereof), issued by the Agent for the account of the Borrower pursuant to a Letter of Credit Agreement and the terms of this Agreement as such terms may be amended from time to time. All Letters of Credit shall be denominated in Dollars. Unless the context otherwise requires, the term "Letter of Credit" shall include all Existing Letters of Credit.

             "Letter of Credit Agreement" means the Agent's effective form of Application for Letter of Credit, as such form may be amended from time to time. A copy of the form which is in effect as of the date hereof is attached hereto as Exhibit D. If there are any conflicts between the provisions of any Letter of Credit and this Agreement, the provisions of this Agreement shall control.

             "Letter of Credit Commitment" means, with respect to each Bank, the obligation of such Bank to purchase participating interests in each outstanding Letter of Credit, including the Existing Letters of Credit, issued by the Agent from time to time hereunder in the aggregate maximum face amount available to be drawn not to exceed at any one time the product of (i) its Commitment Proportion and (ii) $75,000,000, as such amount may be reduced from time to time pursuant to Section 2.6 hereof.

             "Level" means a category determined by reference to the Borrower's senior unsecured long term debt rating as provided below:

         Borrower's Senior Unsecured   Margin for
Level    Long Term Debt Rating         Eurocurrency Loans    Facility Fee
- -----    ---------------------         and Letter of Credit  ------------
                                       Fees
                                       ----

Level 1  Greater than or equal to      15 basis points      8 basis points
         Standard & Poor's AA- and
         Moody's Aa3

Level 2  Less than Standard & Poor's   17.5 basis points    10 basis points
         AA- and Moody's Aa3 but
         greater than or equal to
         Standard & Poor's A- and
         Moody's A3

Level 3  Less than Standard & Poor's   20 basis points      10 basis points
         A- and Moody's A3 but
         greater  than or equal to
         Standard & Poor's BBB+ and
         Moody's Baa1

Level 4  Standard & Poor's BBB and     25 basis points      15 basis points
         Moody's Baa2

Level 5  Less than or equal to         43.75 basis points   18.75 basis points
         Standard & Poor's BBB-
         and Moody's Baa3


For purposes of this definition, the Borrower's "senior unsecured long term debt rating" will be the higher of such rating established by Standard & Poor's Corporation and Moody's Investor's Service. If such ratings differ by two or more rating categories, then, notwithstanding the foregoing, the applicable Margin will be based upon the rating category that is one category over the lowest of the two then-applicable ratings. If there is no senior unsecured long term debt rating in effect for the Borrower, the Borrower and the Banks agree to negotiate an alternative definition of the term "Level"; provided, however, that if, for any reason, the parties hereto fail to agree on such alternative definition, the Banks shall determine, in their sole discretion, which Level shall be in effect. All determinations by the Banks regarding any alternative definition of "Level" or regarding which Level shall be in effect at any time as provided in the preceding sentence shall require the unanimous agreement of the Banks and, in the absence of such unanimous agreement, Level 5 shall be in effect. On the date of this Agreement, Level 2 is in effect.

             "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

             "Loan" means a revolving credit loan, made by a Bank to the Borrower pursuant to Section 2.1 hereof.

             "Margin"  means,  for (a) a Base Rate Loan, 0% per annum,  and
(b) for a Eurocurrency Loan or for purposes of calculating the Letter of Credit Fees pursuant to Section 3.5, that rate per annum indicated under the heading "Margin for Eurocurrency Loans and Letter of Credit Fees" in the definition of "Level" above.

             "Multiemployer Plan" means a Plan defined as such in Section 4001 (a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

             "Note" means a promissory note of the Borrower in the form of Exhibit A annexed hereto evidencing Loans made by a Bank from time to time hereunder, as such note may be amended, modified or supplemented from time to time.

             "Obligations" means all of the obligations of the Borrower to the Agent and the Banks under or in relation to this Agreement, the Notes, any Letters of Credit or any of the other Facility Documents, as such agreements, documents and instruments are originally executed or as modified, amended, restated, supplemented or extended from time to time, and all obligations of the Borrower to the Agent or the Banks arising out of any extension, refinancing or refunding of any of the foregoing obligations, whether such obligations are now existing or hereafter acquired or arising, direct or indirect, joint or several, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise.

             "Payment Office" means, with respect to the Agent for payments in any Applicable Currency, such account at such bank or office in the principal financial center in the country of the Applicable Currency as the Agent shall designate by notice to the Person required to make the relevant payment and, with respect to the Agent for payments in Dollars, such account at such bank or office as the Agent shall designate by notice to the Person required to make the relevant payment.

             "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

             "Person"  means  an  individual,   partnership,   corporation,
business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

             "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which
Section 412 of the Code applies provided that such term shall not include plans terminated prior to the date hereof.

             "Prime Rate" means that rate of interest from time to time announced by the Agent at its Principal Office as its prime commercial lending rate.

             "Principal Office" means the principal office of the Agent, presently located at 270 Park Avenue, New York, New York.

             "Principal Payments" means, for any period, principal payments of indebtedness for borrowed money, including any principal payment under any note, bond, indenture or similar instrument, made by the Borrower and its Subsidiaries on a consolidated basis.

             "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

             "Regulatory Change" means, with respect to any Bank, any change in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

             "Relevant Exchange Rate" means, with respect to any Eurocurrency Loan denominated in any Approved Currency other than Dollars, the Exchange Rate for the purchase of Dollars with such Approved Currency in effect on the date which is two Business Days before the later of (a) the date on which the Loan was first made or (b) the date on which the Loan was continued, if applicable, pursuant to the terms of this Agreement.

             "Reportable  Event"  means  any of the  events  set  forth  in
Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under
Section 412(d) of the Code.

             "Required Banks" means, at any time that no Loans are outstanding, Banks having at least 66 2/3% of the aggregate amount of the Commitments, and at any time that Loans are outstanding, Banks holding at least 66 2/3% of Aggregate Outstandings.

             "Reserve Adjusted Eurocurrency Rate" means, with respect to the Interest Period for each Eurocurrency Loan, the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                           Eurocurrency Base Rate
                          ------------------------
                 1.00 - Eurocurrency Reserve Requirements.

             "Revolving Credit Commitment" means, with respect to each Bank, the obligation of such Bank to make Loans from time to time hereunder from the date hereof to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding not to exceed the product of
(i) such Bank's Commitment Proportion and (ii) $325,000,000, as such amount may be reduced from time to time pursuant to Section 2.6 hereof.

             "Senior Notes" means up to $200,000,000 of senior notes of the Borrower, due 2006, issued pursuant to a Registration Statement on Form S-3 filed with the United States Securities and Exchange Commission on March 6, 1996 (Registration No. 333-01507), but not any renewals, extensions, modifications, or refinancings of such Debt.

             "Solvent" means when used with respect to any Person on a particular date, that on such date: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature and (d) such Person is not engaged in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

             "Subordinated Debt" means any unsecured Debt of the Borrower or any of its Subsidiaries (including, without limitation, the Debentures, but not any renewals, extensions, modifications or refinancings thereof), that is subordinated on terms satisfactory to the Required Banks to the Borrower's obligations to the Banks under this Agreement.

             "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

             "Termination Date" means, the earliest of (i) the date on which the Loans are paid in full and the Commitments terminate hereunder and the obligations of the Borrower in hereunder have been satisfied, (ii) August 9, 2001 and (iii) such earlier date on which the Loans are due and payable; provided that if the Termination Date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

             "The date hereof" or "the date hereof" means the Closing Date.

             "Total Commitments" means, at any time, the aggregate of the Commitments in effect at such time.

             "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

             Section 1.2.Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                                 ARTICLE 2.
              REVOLVING CREDIT AND LETTER OF CREDIT COMMITMENT

             Section 2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each of the Banks severally (but not jointly) agrees to make Loans to the Borrower from time to time from and including the Closing Date to but excluding the Termination Date up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, that no Loan shall be made if after giving effect to such Loan the Dollar Equivalent of the aggregate outstanding principal amount of all Loans at the time of such Loan would exceed the aggregate of the Revolving Credit Commitments of the Banks on such date or if the Aggregate Outstandings at the time of such Loan would exceed the Commitments in effect on such date. The Loans may be outstanding as Base Rate Loans or Eurocurrency Loans. Base Rate Loans shall be in Dollars and Eurocurrency Loans may be in any of the Approved Currencies. The Loans of each type of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans. All Loans shall be made by the Banks on a pro rata basis in accordance with their respective Commitment Proportions. Subject to the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the Closing Date and prior to the Termination Date, all or a portion of the Revolving Credit Commitments hereunder. Any amount of any Loan not paid when due (at maturity, or acceleration or otherwise) shall bear interest thereafter until paid at the Default Rate.

             Section 2.2. The Notes. The Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank substantially in the form of Exhibit A with appropriate insertions, duly executed and completed by the Borrower. Each Bank is hereby authorized to record the date, type and amount of each Loan, the date and amount of each payment or prepayment of principal thereof, the date of each interest rate conversion pursuant to Section 2.5, the principal amount subject thereto, the Interest Period and interest rate with respect thereto and the Applicable Currency thereof in such Bank's records and/or on the schedule annexed to and constituting a part of its Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the Borrower's obligation to repay the Loans. Each Note
(a) shall be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) shall bear interest from and including the Closing Date on the unpaid principal amount thereof from time to time outstanding as provided herein.

             Section 2.3. Use of Proceeds.

             (a) The Borrower shall use the proceeds of the Loans to repay existing indebtedness, to finance Acceptable Acquisitions and for general working capital purposes. No part of the proceeds of any of the Loans will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans. The Borrower will use the Letters of Credit to support its commercial insurance programs, particularly its workers' compensation programs, and otherwise for general corporate purposes.

             (b) The Borrower agrees to indemnify each Bank (including, without limitation, the Agent) and its Affiliates, agents, officers, directors and employees (individually and collectively, an "Indemnified Party") and hold each Indemnified Party harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Party shall be designated a party thereto) which may be incurred by any Indemnified Party, relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction.

             Section 2.4. Borrowing Procedures for Revolving Credit Loans.

             (a) Each Loan shall be, at the option of the Borrower, either a Base Rate Loan or a Eurocurrency Loan, provided, however, that all Loans in Approved Currencies other than Dollars shall be Eurocurrency Loans. The Borrower shall give the Agent (a) at least four Banking Days irrevocable telephonic notice of each Eurocurrency Loan denominated in any Approved Currency other than Dollars (whether representing an additional borrowing hereunder, a conversion of a borrowing hereunder from a Base Rate Loan to such a Eurocurrency Loan, or a continuation of such Loan as a Eurocurrency Loan for an additional Interest Period) prior to 11:00 a.m., New York City time on the day any such notice is given, (b) at least three Banking Days irrevocable telephonic notice of each Eurocurrency Loan denominated in Dollars (whether representing an additional borrowing hereunder, a conversion of a borrowing hereunder from a Base Rate Loan to such a Eurodollar Loan, or a continuation of such Loan as a Eurocurrency Loan for an additional Interest Period) prior to 11:30 a.m., New York City time on the day any such notice is given, and (c) irrevocable telephonic notice of each Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of an existing Eurocurrency Loan to a Base Rate Loan at the end of the Interest Period with respect to such Eurocurrency Loan) prior to 11:00 a.m., New York City time on the day of the proposed Base Rate Loan. Each such notification, which shall be effective only upon receipt thereof by the Agent, shall specify the amount of the borrowing, the type of Loan (i.e., Base Rate Loan or Eurocurrency Loan), the date of the proposed borrowing, whether any such Loan represents an additional borrowing, a conversion or a continuation as referenced above, and, in the case of a Eurocurrency Loan, the Interest Period to be used in the computation of interest with respect thereto and the proposed currency thereof which shall be an Approved Currency. The Borrower shall provide the Agent with written confirmation of each such telephonic notice on the same day by telefacsimile transmission in such form as shall be reasonably acceptable to the Agent. Notice of receipt of any such notice by the Agent shall be provided by the Agent to each Bank with reasonable promptness.

             (b) Each Bank will make its share of each borrowing available to the Agent at the Payment Office for the Applicable Currency by 2:00 p.m. (local time at the place of payment), or such other time as may be required by law or practice for the settlement of foreign exchange transactions in the place of payment, on the date for such borrowing by payment in the Applicable Currency and in immediately available funds. Unless any applicable condition specified in Article 5 has not been satisfied, the amounts so received by the Agent will be made available to the Borrower at such Payment Office by crediting the account of the Borrower with such amounts and in like funds as received by the Agent; provided, however, that if the proceeds of any borrowing or any portion thereof are to be used to prepay outstanding Loans, then the Agent shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Borrower's account.

             (c) Notwithstanding anything to the contrary herein, after giving effect to any Borrowing, unless consented to by the Agent in its sole discretion, (i) there shall not be more than eight (8) different Interest Periods in effect in respect of all Loans then outstanding, and
(ii) there shall not be more than eight (8) different Applicable Currencies in respect of all Loans then outstanding.

             Section 2.5. Interest Periods, Continuations and Conversions.

             (a) In the case of each Eurocurrency Loan, the Borrower shall select an Interest Period of any of the durations set forth in the definition of Interest Period in Section 1.1 and shall notify the Agent of such selection as provided in Section 3.1 hereof.

             (b) Upon the expiration of an Interest Period for any Loan which is a Eurocurrency Loan denominated in Dollars, or any portion thereof, such Loan or portion thereof shall be automatically converted to a Base Rate Loan, except to the extent that such Loan shall be repaid hereunder or shall be required to be repaid hereunder or unless the Borrower shall have notified the Agent, as provided in Section 3.1 hereof, of its intention to continue such Loan as a Dollar denominated Eurocurrency Loan and shall have selected an Interest Period with respect thereto. Upon the expiration of an Interest Period for any Loan which is a Eurocurrency Loan denominated in an Approved Currency other than Dollars, or any portion thereof, such Loan or portion thereof shall be required to be repaid, unless the Borrower shall have notified the Agent, as provided in Section
3.1 hereof, of its intention to continue such Loan as a Eurocurrency Loan denominated in the same Approved Currency and shall have selected an Interest Period with respect thereto. Subject to the following conditions and to the terms and conditions of this Agreement, the Borrower shall have the right to convert or continue (as the case may be) any Loan or portion thereof as aforesaid, provided that:

             (i) if less than all Loans at the time outstanding shall be converted or continued, the notice given by the Borrower to the Agent shall specify the aggregate amount of Loans in each case to be converted or continued and such conversion or continuation shall be made ratably among the Banks in accordance with their respective Commitment Proportions;

             (ii) in the case of a conversion or continuation of less than all outstanding Loans, the aggregate principal amount of Loans to be converted or continued shall not be less than (1) $5,000,000 (or the Applicable Currency Equivalent thereof) (and if greater in integral multiples of $1,000,000 or the Applicable Currency Equivalent thereof in excess thereof) in the case of conversions to or continuations of Eurocurrency Loans or (2) $1,000,000 (or if greater in integral multiples of $1,000,000 in excess thereof) in the case of conversions to Base Rate Loans;

             (iii)  no  Loan  may  be   converted  to  or  continued  as  a
                    Eurocurrency Loan less than one month before the Termination Date;

             (iv) a Eurocurrency Loan may be converted to a Base Rate Loan only on the last day of an Interest Period;

             (v) no Loan or portion thereof may be converted to or continued as a Eurocurrency Loan after the occurrence and during the continuance of a Default or an Event of Default;

             (vi) the initial Interest Period for any Eurocurrency Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Base Rate
                    Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

             (vii) no Interest Period in respect of any Eurocurrency Loan shall extend beyond the Termination Date; and

             (viii) no Loan in one Approved  Currency may be converted to a
                    Loan in another Approved Currency.

             Section  2.6. Changes of Commitments.

             (a) The Borrower shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time prior to the Termination Date, provided that: (i) the Borrower shall give thirty
(30) days prior written notice of each such reduction or termination to the Agent; and (ii) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 or, if greater, in integral multiples of $1,000,000 in excess thereof.

             (b) The Commitments once reduced or terminated may not be reinstated.

             (c) In the event that the Commitments are reduced in accordance with this Section 2.6, the Borrower will notify the Agent and the Banks of the allocation of such reduction between the Letter of Credit Commitment and the Revolving Credit Commitment, respectively.

             Section 2.7. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Revolving Credit Commitments and for borrowings made pursuant to Section 2.8(d) hereof, and prepayments (in the case of Base Rate Loans only) which result in the prepayment of all Loans, each borrowing and prepayment of principal of Base Rate Loans shall be in an amount at least equal to $1,000,000, and, if greater, integral multiples of $1,000,000 in excess thereof, and each borrowing of Eurocurrency Loans of each type having concurrent Interest Periods shall be in an amount at least equal to the Applicable Currency Equivalent of $5,000,000, and, if greater, integral multiples of the Applicable Currency Equivalent of $1,000,000 in excess thereof.

             Section 2.8. The Letters of Credit.

             (a) Subject to the terms and conditions hereof, the Agent agrees to issue Letters of Credit for the account of the Borrower from time to time on any Banking Day prior to the Termination Date; provided that,
(i) the Aggregate LC Outstandings shall not exceed at any time the aggregate of the Letter of Credit Commitments of the Banks and (ii) no Letter of Credit shall be issued if, after giving effect to such issuance, the Aggregate Outstandings at the time of such issuance would exceed the Total Commitments in effect on such date. The Agent shall be under no obligation to issue any Letter of Credit hereunder having an expiry date which falls on or after the Termination Date. The Banks acknowledge that the Borrower may have requirements for Letters of Credit expiring beyond the Termination Date and agree that, upon request of the Borrower, they will give consideration in the future to a request of the Borrower to issue such Letters of Credit. The preceding sentence is not intended to constitute, and shall not be deemed to constitute, a commitment of the Agent to issue, or of any Bank to participate in, any Letter of Credit expiring after the Termination Date. Furthermore, notwithstanding anything contained herein to the contrary, neither the Agent nor any of the Banks shall be under any obligation to issue or participate in a Letter of Credit if any order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin, restrict or restrain the Agent or any of the Banks in any respect relating to the issuance of or participation in such Letter of Credit or a similar letter of credit, or any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Agent or any of the Banks shall prohibit or direct the Agent or any of the Banks in any respect relating to the issuance of or participation in such Letter of Credit or a similar letter of credit, or shall impose upon the Agent or any of the Banks with respect to any Letter of Credit, any restrictions, any reserve or capital requirement or any loss, cost or expense not reimbursed by the Borrower to the Agent or any of the Banks. No Letter of Credit will expire more than one year from its date of issuance. The Existing Letters of Credit shall automatically be deemed to have been issued under, and shall be subject to the provisions of, this Agreement as of the date hereof.

             (b) Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Agent by no later than 12:00 p.m. New York City time on the day which is at least two Banking Days prior to the proposed date of issuance. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). The Borrower may request the Agent to issue a Letter of Credit by submitting a Letter of Credit Agreement together with a written notice setting forth (i) the proposed issuance date of such Letter of Credit and
(ii) the face amount of such Letter of Credit. The Borrower shall also provide such other certificates, documents and other papers and information as the Agent may request. Upon receipt of such notice, the Agent shall notify promptly each Bank thereof and shall, subject to the terms and conditions hereof and to the terms of the Letter of Credit Agreement, issue such Letter of Credit by delivering the original of such Letter of Credit to the beneficiary therof and by furnishing a copy thereof to the Borrower. The Agent agrees to notify promptly each Bank of the issuance of each Letter of Credit hereunder.

             (c) Effective as of the date of the issuance of each Letter of Credit hereunder, the Agent agrees to allot and does allot to each Bank and each Bank severally and irrevocably agrees to take and does take, an undivided participating interest in such Letter of Credit (including, without limitation, the Borrower's reimbursement obligations with respect thereto) in an amount equal to such Bank's Commitment Proportion of the face amount of such Letter of Credit.

             (d) Prior to the Termination Date and subject to the terms and conditions hereof, in the event that the Agent makes a payment under any Letter of Credit, the Borrower shall be deemed to have requested a Loan in the principal amount of such payment and each Bank agrees that it shall be deemed to have made a Loan to the Borrower in an amount equal to its Commitment Proportion of the amount of such payment; provided, however, that the Banks shall not be deemed to have made Loans pursuant to this
Section 2.8(d) if the conditions precedent to the making of such Loan as set forth in Section 5.2 hereof are not satisfied or if, after giving effect to such Loan, the aggregate Loans made by the Banks shall exceed the aggregate of the Revolving Credit Commitments of the Banks or if, after giving effect to such Loan, the Aggregate Outstandings would exceed the Total Commitments in effect on such date. The Agent shall promptly notify the Banks of any Loans made pursuant to this Section 2.8(d) and each Bank shall immediately make the amount of such Loan deemed to have been made by it available to the Agent at the Principal Office in immediately available funds for the account of the Borrower. All Loans made pursuant to this
Section 2.8(d) shall be Base Rate Loans.

             (e) The Borrower irrevocably, absolutely and unconditionally agrees (i) to reimburse the Agent, forthwith upon its demand for any payment made by the Agent under any Letter of Credit which has not been paid by the proceeds of a Loan made by the Banks pursuant to Section 2.8(d) and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full at a rate equal to (A) from the date of such payment by the Agent until demand for payment by the Agent (or, as the case may be, to the date on which the reimbursement obligations under the Letters of Credit become automatically due and payable as provided in Article 10), the Alternate Base Rate and (B) thereafter, the Default Rate. In the event that the Agent makes a payment under any Letter of Credit and is not reimbursed by the Borrower in full therefor forthwith upon demand of the Agent, the Agent will promptly notify each Bank. Forthwith upon its receipt of such notice, each other Bank will transfer to the Agent, in immediately available funds, an amount equal to such Bank's Commitment Proportion of the unreimbursed portion of such payment. Whenever, at any time after the Agent has made a payment under any Letter of Credit and has received from any Bank such Bank's Commitment Proportion of the unreimbursed portion of such payment, the Agent receives from the Borrower any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Agent will distribute to such Bank its Commitment Proportion thereof.

             (f) (i) The obligation of the Borrower to reimburse the Agent as provided hereunder in respect of drawings or payments under Letters of Credit shall rank pari passu with the obligation of the Borrower to repay the Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the obligation of the Borrower to reimburse the Agent in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letters of Credit or any related document or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any other circumstance or condition whatsoever. Neither the Agent nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to conform to the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit.

             (ii) Any action, inaction or omission on the part of the Agent or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Borrower and shall not place the Agent or any of its correspondents under any liability to the Borrower, in the absence of
(i) gross negligence or willful misconduct by the Agent or its correspondents or (ii) the failure by the Agent to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit. The Agent's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

             (g) Each Bank acknowledges that each Letter of Credit issued by the Agent pursuant to this Agreement is issued by the Agent on behalf of and with the pro rata participation of all of the Banks (i.e., in accordance with their respective Commitment Proportions), and each Bank agrees to make the payments required by subsections (d) and (e) hereof and agrees to be responsible for its pro rata share of all liabilities incurred by the Agent in respect of each Letter of Credit issued, established, opened or extended by the Agent hereunder for the account of the Borrower other than liabilities arising out of the gross negligence or willful misconduct of the Agent. Each Bank agrees with the Agent and the other Banks that its obligation to make the payments required by subsections (d) and (e) hereof shall not be affected in any way by any circumstances (other for the gross negligence or willful misconduct of the Agent) occurring before or after the making of any payment by the Agent pursuant to any Letter of Credit, including, without limitation: (i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein made in accordance with the terms hereof; (ii) the existence of any Default or an Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of the Borrower.

             (h) The Borrower and the Banks hereby agree that from and after the date hereof, subject to the satisfaction of the conditions precedent to the initial Loans hereunder or the issuance of the initial Letter of Credit hereunder as set forth in Article 5 hereof, the Existing Letters of Credit shall be Letters of Credit for all purposes of this

Agreement (other than with respect to opening or transaction fees and the payment of commissions made or accrued prior to the date hereof, which fees and commissions shall be for the sole account of the Bank or bank that issued the same), and the Banks hereby affirm their pro rata participation (i.e., in accordance with their respective Commitment Proportions) in such Letters of Credit. The Borrower represents and warrants that the undrawn or outstanding amounts with respect to all such outstanding Letters of Credit on the date hereof is set forth on Schedule 2.8.

                                 ARTICLE 3.
                         GENERAL CREDIT PROVISIONS;
                             FEES AND PAYMENTS.

             Section 3.1. Certain Notices. Notices by the Borrower to the Agent of each borrowing pursuant to Section 2.4, each prepayment pursuant to Section 3.2 and each reduction or termination of Commitments pursuant to
Section 2.6 shall be irrevocable and shall be effective on the date of receipt only if received by the Agent not later than 11:00 a.m., New York City time, on or prior to the date notice with respect thereto is required to be given hereunder. Each such notice relating to the borrowing, continuation, conversion or prepayment of a Loan, as the case may be, shall specify the Loans to be borrowed, converted, continued or prepaid, and the amount and type of the Loans to be borrowed or prepaid, the Interest Period with respect to any Eurocurrency Loan, the Applicable Currency thereof and the date of borrowing, conversion, continuation or prepayment (which shall be a Banking Day). Each such notice of reduction or termination of Commitments shall specify the amount of the Commitments to be reduced or terminated. The Agent shall notify the Banks of the contents of each such notice promptly after the Agent's receipt thereof.

             Section 3.2. Prepayments.

             (a) The Borrower shall have the right at any time and from time to time to prepay any Base Rate Loan, in whole or in part, upon at least one Banking Day's prior written notice to the Agent; provided, however, that each such partial prepayment of Base Rate Loans shall be in a minimum aggregate principal amount of $1,000,000 or, if greater, in amounts which are integral multiples of $1,000,000 in excess thereof. Except as required by paragraphs (b) or (c) below or on the last day of an Interest Period with respect thereto, the Borrower shall not be permitted to prepay Eurocurrency Loans.

             (b) On the date of any reduction of the Commitments as provided in Section 2.6, the Borrower shall pay or prepay so much of the Loans as shall be necessary in order that the Aggregate Outstandings will not exceed the Total Commitments after giving effect to such reduction. In addition, if on the last day of any Interest Period with respect to a Eurocurrency Loan, the Dollar Equivalent of the aggregate principal amount of all Loans would exceed the aggregate Revolving Credit Commitments of the Banks, then the Borrower shall prepay so much of the Loans as shall be necessary in order that the Aggregate Principal Amount of all Loans will not exceed the aggregate Revolving Credit Commitments of the Banks. All prepayments under this paragraph shall be subject to Section 4.5.

             (c) All prepayments required by paragraph (b) above shall be applied first to Base Rate Loans outstanding and then to Eurocurrency Loans outstanding.

             (d) All prepayments made pursuant to this Section 3.2 shall be accompanied by the payment of all accrued interest on the amount so prepaid and by all amounts required to be paid pursuant to Section 4.5 in connection therewith.

             (e) If, after making the mandatory prepayment required by paragraph (b) above, the Aggregate LC Outstandings exceeds the Letter of Credit Commitment, the Borrower agrees to provide the Agent on behalf of the Banks with Cash Collateral in an amount equal to such excess promptly after the occurrence of any such excess.

             Section 3.3. Interest.

             (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due, at the following rates per annum: (i) for a Base Rate Loan, at a variable rate per annum equal to the Alternate Base Rate; and (ii) for a Eurocurrency Loan, at a fixed rate equal to the Reserve Adjusted Eurocurrency Rate plus the applicable Margin. Any principal amount not paid when due (at maturity, by acceleration or otherwise) and, to the extent permitted by law, any other amount payable hereunder which is not paid when due, shall bear interest thereafter until paid in full, at the Default Rate which shall be payable on demand.

             (b) The interest rate on each Base Rate Loan shall change when the Alternate Base Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Eurocurrency Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest and fees shall accrue during each period during which such interest and fees are computed from the first day thereof until the last day thereof. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks thereof.

             (c) Accrued interest on Base Rate Loans shall be due and payable (i) for the period from the Closing Date to but excluding the Termination Date, monthly in arrears on the first day of each month commencing on September 1, 1996 and (ii) on the Termination Date. Accrued interest on Eurocurrency Loans shall be due and payable in arrears upon any payment of principal and on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest
Period. Notwithstanding the foregoing, interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

             (d) Notwithstanding any other provision of this Agreement, upon the occurrence and during the continuance of a Default or an Event of Default, each Loan outstanding, each reimbursement obligation with respect to any outstanding Letter of Credit hereunder and all fees or other amounts required to be paid herunder shall bear interest at at rate per annum equal to the Default Rate.

             Section 3.4. Facility Fee. The Borrower shall pay to the Agent for the pro rata account of each Bank an annual facility fee equal to the Total Commitment multiplied by the amount set forth under the heading "Facility Fee" in the definition of Level above. The annual facility fee shall be due and payable in arrears on the last day of each calendar quarter (i.e., on the last day of each March, June, September and December) and on the Termination Date.

             Section 3.5. Letter of Credit Fees. The Borrower shall pay to the Agent, (a) for the pro rata account of the Banks an aggregate fee equal to the Margin based upon a 365/366 day year on the daily outstanding amount available to be drawn on any Letter of Credit issued by the Agent (or in the case of an Existing Letter of Credit, the Bank that issued the same) hereunder from and including the date of issuance to and including the last day of the calendar quarter, payable quarterly in arrears on the last Banking Day of the calendar quarter and (b) for the account of the Agent as issuing Bank of any Letter of Credit, a letter of credit fee equal to 5 basis points per annum of the aggregate outstanding face amount of the Letters of Credit, which fee shall be payable quarterly, in arrears, on the last day of each calendar quarter, together with the Agent's usual and customary charges with respect to Letters of Credit. Notwithstanding any other provision of this Agreement, upon the occurrence and during the continuance of a Default or Event of Default, all fees payable under this
Section 3.5 shall be increased by two percentage points (2%) per annum.

             Section 3.6. Payments Generally.

             (a) All payments under this Agreement or the Notes shall be made in the Applicable Currency of the relevant Loan in immediately available funds to the Agent for the ratable benefit of the Banks, in accordance with their respective Commitment Proportions (except as provided in the next sentence), not later than 1:00 p.m. local time in the place of payment on the relevant dates specified above (each such payment made after such time on such date is to be deemed to have been made on the next succeeding Banking Day), to the Agent at its Payment Office for the Applicable Currency; provided that, when a new Loan is to be made by each Bank on a date the Borrower is to repay any principal of an outstanding Loan, the Agent shall apply the proceeds thereof to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by the Agent to the Borrower as provided in Section 2.4 or paid by the Borrower to the Agent pursuant to this Section 3.6, as the case may be. Notwithstanding the foregoing, if one or more Banks have extended Base Rate Loans to the Borrower pursuant to Section 4.4 hereof, all payments of interest shall be made to the Agent for the benefit of each Bank in accordance with the interest accrued and payable to such Bank. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 11.16)). Unless otherwise specified herein, if the due date of any payment under this Agreement, the Notes or any of the other Facility Documents would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

             (b) All payments made by the Borrower under this Agreement, the Notes or the other Facility Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or taxing authority of any jurisdiction, excluding, (x) in the case of each Bank, income taxes and franchise taxes (imposed in lieu of income taxes) imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or the taxing authority imposing such tax and such Bank (excluding a connection arising solely from such Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or the other Facility Documents) or any political subdivision or taxing authority thereof or therein, and (y) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Bank, in either case that is organized outside the United States, to comply with Section 3.6(c) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered hereunder) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are withheld from any amounts payable to any Bank hereunder or under the Facility Documents, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and the other Facility Documents. Whenever any Taxes are payable by the Borrower, the Borrower shall send to such Bank a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Banks the required receipts or other required documentary evidence, the Borrower shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable by any Bank as a result of any such failure. The payment required by this indemnification shall be made promptly after such Bank or the Agent (as the case may be) makes written demand therefor. The agreements in this subsection shall survive the termination of this Agreement and the Facility Documents and the payment of the Notes and all other amounts payable hereunder or thereunder.

             (c) Each Bank that is organized  outside of the United  States shall deliver to the Borrower on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Bank is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. Each Bank that is organized outside the United States shall promptly notify the Borrower and each other Bank of any change in its Lending Office and upon written request of the Borrower such Bank shall, prior to the immediately following due date of any payment by the Borrower or the Guarantor hereunder or under any other Facility Document, deliver to the Borrower or such Guarantor, as the case may be (with copies to each other Bank), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441- 6(c) or any subsequent version thereof, properly completed and duly executed by such Bank establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrower shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 3.6(c). If the Agent or a Bank fails to provide a certificate, document or other evidence required pursuant to this Section 3.6(c), then, unless it is no longer entitled to such exemption due to a change in law, upon notice by the Borrower to the Agent and such Bank (i) the Borrower shall be entitled to deduct or withhold on payments to the Agent or such Bank as a result of such failure, as required by law, and
(ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of
Section 3.6(c) to the extent such withholding is required solely by reason of the failure of the Agent or such Bank to provide the necessary certificate, document or other evidence.

             Section 3.7. Judgment Currency. The currency in which each Loan made hereunder is denominated and the place of payment designated therefor is of the essence. The payment obligation of the Borrower hereunder in any designated currency and designated place of payment shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to the currency in which such Loan is denominated and transfer to the designated place of payment under normal banking procedures does not yield the amount owing hereunder at the designated place of payment. In the event that any payment by the Borrower, whether pursuant to a judgment or otherwise, upon such conversion and transfer, does not result in payment of such amount in the currency in which such Loan is denominated at the designated place of payment, the Bank shall be entitled to demand immediate payment of, and shall have a separate cause of action against such Borrower for, the additional amount necessary to yield the amount of such currency owing hereunder.

             Section 3.8. Foreign Exchange Indemnity. If any sum due from the Borrower or the Guarantor under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrower or the Guarantor with any Governmental Authority or in any court or tribunal or (b) enforcing any order or judgment given or made in relation hereto, the Borrower or the Guarantor, as the case may be, shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (i) the rate of exchange used to convert the amount in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person, acting in good faith, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Borrower and the Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

                                 ARTICLE 4.
                           YIELD PROTECTION; ETC.

             Section 4.1. Additional Costs.

             (a) The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its issuing or participating in any Letter of Credit or making or maintaining any Eurocurrency Loans under this Agreement or its Note or its obligation to make any such Loans or issue or participate in any such Letters of Credit hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans or Letters of Credit (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans or franchise taxes (imposed in lieu of income taxes) imposed on such Bank by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit, or commitments therefor, or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurocurrency Base Rate" in Section 1.1); or (iii) imposes any other condition affecting this Agreement, the Letters of Credit or its Note (or any of such extensions of credit, or commitments therefor, or liabilities). Each Bank will notify the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and the Agent on behalf of such Bank will promptly notify the Borrower of such event. If any Bank requests compensation from the Borrower under this Section 4.1(a), or under Section 4.1(c), the Borrower may, by notice to the Agent (with a copy to such Bank), suspend the obligation of such Bank to make Loans of the type with respect to which such compensation is requested (in which case the provisions of Section 4.4 shall be applicable).

             (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurocurrency Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Agent (with a copy to the Borrower), the obligation of such Bank to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable).

             (c) Without limiting the effect of the foregoing provisions of this Section 4.1 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder or its obligation to issue Letters of Credit or to participate in such issuance hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Agent if it is entitled to compensation pursuant to this Section 4.1(c) as promptly as practicable after it determines to request such compensation and the Agent on behalf of such Bank will promptly notify the Borrower.

             (d) Determinations and allocations by a Bank for purposes of this Section 4.1 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or Letters of Credit, or its obligation to make Loans or to issue Letters of Credit, or participate in such issuance, or on amounts receivable by, or the rate of return to, it in respect of Loans, Letters of Credit (or participations therein) or such obligation, and of the additional amounts required to compensate such Bank under this Section 4.1, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis and provided further that such Bank provides the Borrower with copies of the calculations made by such Bank to enable such determination or allocation to be made.

             Section 4.2. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

             (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurocurrency Base Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any Eurocurrency Loans as provided in this Agreement; or

             (b) any Bank reasonably determines (which determination shall be conclusive) and notifies the Agent that the relevant rates of interest referred to in the definition of "Eurocurrency Base Rate" in Section 1.1 upon the basis of which the rate of interest for any Eurocurrency Loans is to be determined do not cover the cost to such Bank of making or maintaining such Loans, then the Agent shall give the Borrower and each other Bank prompt notice thereof (i.e., the condition described in (a) or (b) above), and so long as such condition remains in effect, such Bank shall be under no obligation to make Loans of such type.

             Section 4.3. Illegality; Unavailability. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to honor its obligation to make or maintain Eurocurrency Loans hereunder or if any Bank determines that it is unable to make a Eurocurrency Loan in any Approved Currency because such Approved Currency is unavailable to it as a result of any change in any law, rule or regulation applicable to it, then such Bank shall promptly notify the Agent thereof (with a copy to the Borrower) and such Bank's obligation to make or maintain Eurocurrency Loans hereunder or Eurocurrency Loans denominated in such Approved Currency as the case may be shall be suspended until such time as such Bank may again make and maintain such affected Loans (in which case the provisions of Section 4.4 shall be applicable).

             Section 4.4. Certain Base Rate Loans Pursuant To Sections 4.1,
4.2 and 4.3. If the obligations of any Bank to make Eurocurrency Loans (Eurocurrency Loans being herein called "Affected Loans") shall be suspended pursuant to Section 4.1, 4.2 or 4.3, all Affected Loans shall be made instead as Base Rate Loans and, if an event referred to in Section 4.1(b), 4.2 or 4.3 has occurred and such Bank so requests by notice to the Agent (with a copy to the Borrower), all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice, and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans. In the event of any conversion of any Eurocurrency Loan to a Base Rate Loan pursuant to this Section 4.4 prior to the last day of the Interest Period with respect to such Eurocurrency Loan, the Borrower shall pay to the Agent for the account of each Bank all amounts required to be paid pursuant to
Section 4.5 hereof.

             Section 4.5. Certain Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

             (a) any prepayment by the Borrower of a Eurocurrency Loan made by such Bank (whether by reason of the mandatory prepayment provisions of this Agreement, acceleration or otherwise) or any failure by the Borrower to pay principal or interest on a Eurocurrency Loan made by such Bank when due as required hereunder; or

             (b) (i) any failure by the Borrower to borrow, convert into or continue a Eurocurrency Loan to be made by such Bank on the date specified therefor in the relevant notice under Section 3.1 or (ii) any conversion under Section 4.4; or

             (c) any failure by the Borrower to prepay a Eurocurrency Loan on the date required pursuant to Section 3.2 or as otherwise specified to the Agent by notice pursuant to the terms of this Agreement; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Eurocurrency Loans hereunder or fees payable to terminate the deposits from which such funds were obtained.

             Section 4.6. Change of Lending Office. Each Bank agrees upon the occurrence of any event giving rise to the operation of Section 4.1,
4.2 or 4.3 with respect to such Bank, it will, if so requested by the Borrower, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such Section;
provided, however, that such designation would not, in the sole and absolute discretion of such Bank, be otherwise disadvantageous to such Bank. Nothing in this Section 4.6 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 4.1, 4.2 or 4.3.

             Section 4.7. Survival. The agreements and obligations of the Borrower in this Article 4 shall survive the termination of this Agreement and the payment of all other Obligations.

                                 ARTICLE 5.
                           CONDITIONS PRECEDENT.

             Section 5.1. Document Conditions Precedent. The obligations of the Banks to make Loans constituting any borrowing on the date hereof and the obligations of the Agent to issue and the Banks to participate in the risk of any Letters of Credit and the obligations of the Banks to enter into this Agreement and to consummate the transactions contemplated hereby are subject to the conditions precedent that:

             (a) the Agent shall have received, on or before the Closing Date, each of the following, with copies for each Bank, each in form and substance satisfactory to the Agent and its counsel:

             (i)    the Notes duly executed by the Borrower;

             (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor, dated the Closing Date, attesting to all corporate action taken by such entity, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement, together with certified (by such Secretary or Assistant Secretary) copies of the certificate or articles of incorporation and the by-laws of the Borrower and of the Guarantor; and, such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

             (iii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents and the other documents to be delivered by the Borrower under this Agreement;

             (iv) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 6 are true and correct on such date as though made on and as of such date (except when such representation or warranty by its terms relates to a specific date other than the date made or the date hereof) and that no event has occurred and is continuing which constitutes a Default or an Event of Default;

             (v) a favorable opinion of counsel for the Borrower and the Guarantor, dated the Closing Date, in substantially the form of Exhibit B and as to such other matters as the Agent or any Bank may reasonably request;

             (vi) good standing certificates evidencing that each of the Borrower and the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

             (vii)  the Guarantee, duly executed by the Guarantor; and

             (viii) such other documents,  instruments, approvals, opinions and evidence as the Agent may require;

             (b) the Borrower shall have paid or caused to be paid all fees required to be paid hereunder or in connection herewith and all accrued fees and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement, and the other Facility Documents and the consummation of the transactions contemplated thereby;

             (c) the Borrower shall have obtained all consents, permits and approvals required in connection with the execution, delivery and performance by the Borrower and/or the Guarantor of their respective obligations hereunder and such consents, permits and approvals shall continue in full force and effect;

             (d) the Banks shall be satisfied that (i) the proceeds of the initial borrowing hereunder shall be applied to pay in full the obligations of the Borrower and certain of its Subsidiaries pursuant to that certain Amended and Restated Credit Agreement, dated as of September 9, 1994, as amended (the "Existing Credit Agreement"), and executed by such entities in favor of the banks signatory to such agreement and The Chase Manhattan Bank, N.A., as agent for the banks, including, without limitation, all fees accrued by the banks thereunder in connection with any letters of credit or otherwise and (ii) that the Existing Credit Agreement shall be terminated; and

             (e) all legal matters in connection with this financing shall be satisfactory to the Banks and their counsel.

             Section 5.2. Additional Conditions Precedent. The obligations of the Banks to make any Loan and the obligations of the Agent to issue and the Banks to participate in the risk of any Letter of Credit shall be subject to the further conditions precedent that on the date of such Loan or the issuance of such Letter of Credit the following statements shall be true:

             (i) the representations and warranties contained in Article 6 are true and correct on and as of the date of such Loan or issuance of such Letter of Credit as though made on and as of such date (except when such representation or warranty relates to a specific date other than the Closing Date);

             (ii) no Default or Event of Default has occurred and is continuing or would result from such Loan or issuance of such Letter of Credit; and

             (iii) no material adverse change shall have occurred in the business, financial condition or operations of the Borrower since the date of the then most recent financial statements of the Borrower delivered to the Agent hereunder or in connection herewith.

             Section    5.3.    No   Default    Certificate    and   Deemed
Representations. Each notice of a Loan or submission to the Agent of a Letter of Credit Agreement shall be accompanied by a certificate of the chief financial officer of the Borrower certifying that the statements contained in Section 5.2 are true and correct on the date of such notice or submission and, unless the Borrower otherwise notifies the Agent prior to such borrowing or the issuance of such Letter of Credit, the acceptance by the Borrower of the proceeds thereof or the issuance of such Letter of Credit shall constitute a representation and warranty that such statements are true and correct as of the date of such Loan or the issuance of such Letter of Credit.

                                 ARTICLE 6.
                      REPRESENTATIONS AND WARRANTIES.

             The Borrower hereby represents and warrants that:

             Section   6.1.   Incorporation,    Good   Standing   and   Due
Qualification; Compliance with Law. Each of the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify and/or be in good standing would not in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder. In addition, the Borrower and each of its Subsidiaries is in compliance with all laws, treaties, rules or regulations, or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon it or any of its material property or to which it or any of its material property is subject, except to the extent that the failure to so comply would not, in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 6.2. Corporate Power and Authority, No Conflicts. The execution, delivery and performance by the Borrower and the Guarantor, as applicable, of the Facility Documents, the borrowings hereunder and the use of proceeds thereof have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (except to the extent that the filing of this Agreement may be required to be made by the Borrower pursuant to its reporting obligations to the Securities and Exchange Commission and/or the New York Stock Exchange), registration, consent or approval under, any law, rule, regulation (including, without limitation, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve system as in effect from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such entity is a party or by which any of its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower (or any Subsidiary); or (f) cause the Borrower (or any Subsidiary) to be in default under any such rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except, in the case of clauses (c), (d), (e) and (f) above, where such violation, failure to satisfy such requirement, breach, default, failure to obtain consent or creation or imposition of a lien, as the case may be, would not, in any case or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 6.3. Legally Enforceable Agreements. Each Facility Document has been duly executed and delivered by the Borrower or the Guarantor, as the case may be, and is, or when delivered under this Agreement will be, a legal, valid and binding obligation of each of the Borrower or the Guarantor, as the case may be, enforceable against such entity in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

             Section 6.4. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of them or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower, or on the ability of the Borrower to perform its obligations under the Facility Documents.

             Section 6.5. Financial Statements. The consolidated balance sheet of the Borrower and the Consolidated Subsidiaries as at December 31,

1995, and the related consolidated income statements and statements of cash flow for the fiscal year then ended, and the accompanying notes, together with the opinion thereon, of Coopers & Lybrand, independent certified public accountants, copies of which have been furnished to each of the
Banks, and the interim financial statements of the Borrower and the Consolidated Subsidiaries as at and as of March 31, 1996 for the three months then ended, copies of which have been furnished to each of the Banks, are complete and correct and fairly present the consolidated financial condition of the Borrower and the Consolidated Subsidiaries as at such dates, and the consolidated results of the operations of the Borrower and the Consolidated Subsidiaries for the periods covered by such statements, respectively, all in accordance with GAAP consistently applied (subject, in the case of interim financial statements, to year-end adjustments and except, in the case of such interim financial statements, for the absence of GAAP notes thereto). As of the date hereof, there are no liabilities of the Borrower or its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1995, and the liabilities created by this Agreement. No information, exhibit or report furnished by the Borrower to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading; provided that the Borrower makes no representation or warranty concerning the estimates and projections contained in the Confidential Information Memorandum, dated July 1996, except that such estimates and projections were made in good faith by the Borrower's management on the basis of assumptions believed by such management to be reasonable. Since the date of the most recent financial statements delivered to the Banks hereunder, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower.

             Section 6.6. Ownership and Liens. The Borrower and each of its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.5 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Consolidated Subsidiaries, and none of their leasehold interests is subject to any Lien, except as disclosed in Schedule 6.10 or as may be permitted hereunder.

             Section 6.7. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns (federal, state and local) required to be filed, except where the failure to file would not, in any case, or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder, and the Borrower and each of its Subsidiaries has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties other than taxes, assessments and governmental changes and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower or such Subsidiaries, as the case may be.

             Section 6.8. ERISA. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; none of the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities; and neither the Borrower nor any ERISA affiliate has incurred any liability to the PBGC under ERISA.

             Section 6.9. Subsidiaries and Ownership of Stock. Schedule 6.9 is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

             Section 6.10. Credit Arrangements. Schedule 6.10 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements in effect on the date of this Agreement providing for or relating to extensions of credit to the Borrower or any of its Subsidiaries (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) which provide for maximum availability of $1,000,000 or more in principal or face amount in respect of which the Borrower, or any of its respective Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

             Section 6.11. Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their business substantially as now conducted and as presently proposed to be conducted, except where the failure to do so would not, in any case or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder; and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, except where such violation would not, in any case or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder. Without limiting the generality of the foregoing, all health care personnel employed by the Borrower or any of its Subsidiaries, including all nurses, home health aides, therapists, etc. are properly licensed, to the extent required, to perform the duties of their employment in each jurisdiction where such duties are performed, except where the failure to be properly licensed would not, in any case or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 6.12. Hazardous Substances. The Borrower and each of its Subsidiaries are in compliance with all Environmental Laws, and have obtained all necessary licenses and permits required to be issued pursuant to any Environmental Law, except where the failure to so comply or to obtain such licenses or permits would not in any case or in the aggregate have a material adverse effect on the business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder. To the best of the Borrower's knowledge, none of the Borrower, nor any of its Subsidiaries, have received any notice or communication from any governmental agency with respect to (i) any Hazardous Substance relative to its operations, property or acts or (ii) any investigation, demand or request pursuant to or enforcing any Environmental Law relating to it or its operations, no such investigation is pending or threatened, and neither of the Borrower nor any of its Subsidiaries has received any notice or communication regarding any private party action being commenced or threatened against any such entity under any Environmental Law.

             Section 6.13. No Default on Outstanding Judgments or Orders. The Borrower and each of its Subsidiaries have satisfied all judgments, other than judgments being appealed in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower or such Subsidiaries, as the case may be. None of the Borrower nor any of its Subsidiaries are in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign except to the extent that such defaults would not, in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 6.14. No Defaults on Other Agreements. Neither the Borrower nor any of its Subsidiaries are a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would in any case or in the aggregate have a material adverse effect on the ability of the Borrower to carry out its obligations under the Facility Documents or on the business, properties, assets, operations or condition, financial or otherwise, of the Borrower or on the ability of the Borrower to perform its obligations hereunder. Neither the Borrower nor any of its Subsidiaries are in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party except where such default would not, in any case or in the aggregate, have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 6.15. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operations of the Borrower or the ability of the Borrower to perform its obligations hereunder.

             Section 6.16. Governmental Regulation. Neither the Borrower nor any of its Subsidiaries are subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any other statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

             Section  6.17.  Partnerships.  Except as disclosed on Schedule
6.17 hereto, neither the Borrower nor any of its Subsidiaries are a partner in any partnership.

             Section 6.18. No Forfeiture. To the best of the Borrower's knowledge, neither the Borrower, nor any of its Subsidiaries are engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or, to the best of the Borrower's knowledge, threatened.

             Section 6.19. No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

             Section 6.20. Solvency. The Borrower is Solvent and the Borrower and its Consolidated Subsidiaries are Solvent on a consolidated basis.

             Section 6.21. Material Adverse Change. No event or series of events has occurred since December 31, 1995 which would result in a material adverse effect on the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 6.22. Securities Law, etc. Compliance. All transactions contemplated by this Agreement and the other Facility Documents comply in all material respects with all applicable laws and any rules and regulations thereunder, including all federal, state and foreign securities laws and Regulations G, T, U and X of the Federal Reserve Board.

             Section 6.23. Assets. "Margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System accounts for less than 25% of the assets of the Borrower.

             Section 6.24. Accuracy of Information. All factual information heretofore or contemporaneously herewith furnished by or on behalf of the Borrower to the Agent or any bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement and such information is not and will not be incomplete by reason of omitting to state any material fact necessary to make such information not misleading.

                                 ARTICLE 7.
                           AFFIRMATIVE COVENANTS.

             So long as any of the Notes or any other amount owing to the Agent or any Bank shall remain unpaid, any Letters of Credit remain outstanding, or any Bank shall have any Commitment under this Agreement, the Borrower shall:

             Section 7.1. Maintenance of Existence. Except as otherwise provided in this Agreement, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to remain qualified as a foreign corporation would not, in any case or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 7.2. Conduct of Business. In all material respects continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in the business of providing human resource services, including, without limitation, office management services, health care services, information technology services and other related businesses.

             Section 7.3. Maintenance of Properties, etc. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, (i) all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted and (ii) all licenses, permits, franchises, patents, trademarks or tradenames or rights thereto, necessary or useful to conduct their business except, in the case of this clause (ii) where the failure to do so would not, in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 7.4. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP.

             Section 7.5. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries (i) to maintain insurance with financially sound and reputable insurance companies or associations or (ii) to maintain self-insurance in accordance with prudent business practices, in each case, in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibles or self-retained amounts.

             Section 7.6. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, except where the failure to so comply would not have a material adverse effect upon the operations, business, properties or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder.

             Section 7.7. Right of Inspection. At any reasonable time during normal business hours and from time to time, permit the Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants; provided, that prior to the occurrence and continuance of a Default or Event of Default, the costs of any such examination or visit shall not be charged to the Borrower hereunder but shall be borne by the Banks. Notwithstanding the foregoing, the costs of any reports delivered to the Banks under Section 7.8 below shall be borne by the Borrower.

             Section 7.8. Reporting Requirements. Furnish directly to each of the Banks:

             (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows of such entities for such fiscal year, all in reasonable detail (and including a complete listing and description of all deferred charges by line item and by category) and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon acceptable to the Agent and each of the Banks by Coopers & Lybrand or other independent certified public accountants acceptable to the Agent, which opinion neither includes an exception as to adherence with GAAP nor expresses an adverse opinion nor contains a disclaimer;

             (b) as soon as available  and in any event  within  forty-five
(45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated income statement and statement of cash flows of such entities for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail (and including a complete listing and description of all deferred charges by line item and by category) and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and attested to by the chief financial officer of the Borrower (subject to year-end adjustments);

             (c) promptly following receipt thereof, copies of any management letter prepared by the Borrower's independent certified public accountants relating to the consolidated financial statements of the Borrower and its Consolidated Subsidiaries and delivered to the Borrower;

             (d) promptly following the delivery of the financial statements referred to above, (i) a certificate of the chief financial officer of the Borrower (A) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (B) with computations demonstrating compliance with the covenants contained in Article 9 and (ii) a summary of all Acceptable Acquisitions consummated by the Borrower or its Subsidiaries during the most recent quarterly period covered by such financial statements, which report shall be in form and substance satisfactory to the Banks;

             (e) promptly following the delivery of the annual financial statements referred to in Section 7.8(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

             (f) promptly after the Borrower becomes aware of the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, or any of its Subsidiaries including, without limitation, any such proceeding relating to any alleged violation of any Environmental Law, which, if determined adversely to the Borrower or such Subsidiary, would have a material adverse effect on the financial condition, properties, or operations of the Borrower, or on the ability of the Borrower to perform its obligations hereunder;

             (g) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

             (h) as soon as possible and in any event within five days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

             (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

             (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

             (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

             (iv) the complete or partial withdrawal by the Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer plan, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
                    Section 4041 A of ERISA; and

             (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

             (i) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this
Section 7.8;

             (j) promptly, and in any event within five (5) business days after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports and all registration statements which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange or state securities administrator;

             (k) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

             (l) promptly following the Borrower having knowledge thereof, notice of any change by Moody's Investors Service, Inc. or Standard and Poor's Corporation in the Borrower's unsecured long term debt rating;

             (m) promptly following the Borrower having knowledge thereof, notice of any event or condition which will have a material adverse effect upon the operations, business, property or financial condition of the Borrower or on the ability of the Borrower to perform its obligations hereunder; and

             (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower, or any of its Subsidiaries as the Agent or any Bank acting through the Agent may from time to time reasonably request.

             Section 7.9. Payment of Obligations. Pay, discharge or otherwise satisfy and cause each of its Subsidiaries to pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material Debt and other material obligations of whatever nature (including any obligation for taxes and wages), except for any Debt or other material obligation which is being contested in good faith and with respect to which on a consolidated basis, adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                                 ARTICLE 8.
                            NEGATIVE COVENANTS.

             So long as any of the Notes or any other amount owing to the Agent or any Bank shall remain unpaid, any Letters of Credit remain outstanding or any Bank shall have any Commitment under this Agreement, the Borrower shall not:

             Section 8.1. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

             (a) Debt of the Borrower under this Agreement or the Notes;

             (b)  Debt  described  in  Schedule  6.10,  and  any  renewals, extensions, or refinancings of any of the items of Debt described therein, provided that such renewals, extensions or refinancings are on terms no less favorable to the Borrower or its Subsidiary, as applicable, as the original terms of such Debt and that such terms are reasonably satisfactory to the Required Banks, and further provided that any such renewals, extensions or refinancings shall not increase the Debt (i.e., either with respect to outstandings or availability) of the Borrower and its Subsidiaries;

             (c) Subordinated Debt;

             (d)  Debt  of  the   Borrower  to  any  of  its   Consolidated
Subsidiaries or of any of its Consolidated Subsidiaries to the Borrower or to another Consolidated Subsidiary;

             (e) Debt incurred in connection with operating leases entered into by the Borrower or any of its Subsidiaries consistent with past practices or in the ordinary course of business;

             (f) Notwithstanding anything contained in Section 8.1 hereof to the contrary and in addition to any of the Debt described in any of Sections 8.1 (a)-(i) hereof (other than this Section 8.1 (f)), Debt incurred after the date of this Agreement (including, without limitation, Debt of the Borrower to any Subsidiary and guarantees by the Borrower of the Debt of any Subsidiary) in an aggregate principal amount not to exceed $40,000,000 at any time outstanding as to all such Persons; provided that no more than $25,000,000 of such additional Debt will be incurred by Subsidiaries of the Borrower and provided, further, that such additional Debt other than Debt secured by Liens permitted pursuant to Section 8.2(j) shall rank pari passu with indebtedness arising under this Agreement;

             (g) Debt of the Borrower or any Subsidiary secured by purchase money Liens permitted by Section 8.2(h);

             (h) Guarantees by the Borrower of the Debt of any Consolidated Subsidiary of the Borrower, provided that if such guarantee secures any Subordinated Debt, the guarantee obligations of the Borrower shall be subordinated to the obligations of the Borrower hereunder on terms satisfactory to the Required Banks;

             (i) Debt incurred as a result of bid bonds or performance bonds incurred by the Borrower or any Subsidiary in the ordinary course of its business consistent with past practices.

             Section 8.2. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

             (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in conformity with GAAP;

             (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

             (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

             (d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

             (e) judgment and other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

             (f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

             (g) Liens securing obligations of any Subsidiary to the Borrower;

             (h) purchase money Liens on any property heretofore or hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided, that such Liens attach only to the property as acquired and do not extend to any additional property of the Borrower or its Subsidiaries;

             (i)  Liens  existing  on the  date  hereof  and  described  on
Schedule 6.10 hereto; and

             (j) Notwithstanding anything contained in this Section 8.2 to the contrary, Liens on properties or assets of the Borrower or its Subsidiaries securing indebtedness permitted pursuant to Section 8.1(f) in an aggregate principal amount outstanding or available to be drawn at any one time respecting all of such entities, not in excess of $ 40,000,000.

             Section 8.3. Investments. Notwithstanding anything contained in this Agreement to the contrary, make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire or redeem, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in (each of the foregoing, an "Investment"), any Person (including, without limitation, any Borrower or any Subsidiary or Affiliate of any Borrower), except:

             (a)    any of the following Investments:

             (i) obligations issued or guaranteed by states or municipalities within the United States of America and rated at least A-1 by Standard & Poor's or an equivalent rating by another recognized credit rating agency approved by the Required Banks (an "'Equivalent Rating");

             (ii) obligations issued or guaranteed by the United States of America or any agency or subdivision thereof, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America;

             (iii) certificates of deposit, time deposits, Eurodollar certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof (or, in the case of Eurodollar certificates of deposit, a branch of any such bank, trust company or financial institution) having capital and surplus in an aggregate amount not less than $200,000,000 and rated (i.e., the instrument) at least A- 1 by Standard & Poor's or an Equivalent Rating, or by any of the Banks, or by any bank, trust company or financial institution organized under the laws of a jurisdiction other than the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $200,000,000 and rated (i.e., the instrument) at least A-1 by Standard & Poor's or an Equivalent Rating;

             (iv) commercial paper rated at least Prime-1 by Moody's Investor Services or A- 1 by Standard & Poor's;

             (v) repurchase agreements entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $200,000,000, or with any of the Banks, or with any bank, trust company or financial institution organized under the laws of a jurisdiction other than the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $200,000,000, and which (with respect to any such repurchase agreement referred to in this Section 8. 3(v)) are fully secured by obligations of the type described in Section 8.3(ii) hereof; and

             (vi) Investments, other than of any of the types referenced in (a)(i)-(v) above or (b) and (c) below, which are of the same general nature as the Investments of the Borrower and its Subsidiaries existing on the date hereof, including, without limitation, loans to franchisees or licensed area representatives of the Borrower or its Subsidiaries or any of them, provided that the recipient or beneficiary of any such Investment referred to in this Section 8.3(a)(vi) is not an Affiliate of the Borrower or its Subsidiaries or any of them, and further provided that the aggregate of such Investments (i.e., those referenced in this clause
                    (vi)) do not, at any time, in any case or in the aggregate, exceed $20,000,000; and provided that in the case of any of the Investments referred to in clauses
                    (i), (ii), (iii) and (iv) above, each such Investment matures or is maturing or being due or payable in full not more than one year after the relevant Person's acquisition thereof;

             (b)    Acceptable  Acquisitions  permitted pursuant to Section
                    8.7 hereof;

             (c) Investments (including by the purchase of equity securities) to or in Affiliates of the Borrower that are not Consolidated Subsidiaries, provided that such entities are engaged in the business of providing human resource services, including without limitation, health care services, information technology services, related office management services or related businesses, and that such entities do not become Subsidiaries of the Borrower as a result of such loans, advances or investments provided, however, that notwithstanding anything contained in this Agreement to the contrary, in the case of any of the Investments referenced in clause (c), such Investments do not, at any time, in any case or in the aggregate, exceed $40,000,000; and

             (d) Investments of the Borrower in any Consolidated Subsidiary of the Borrower and Investments of any such Consolidated Subsidiary in any other Consolidated Subsidiary.

             Section 8.4. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) for assets disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; (c) that any of the Borrower or its Subsidiaries may sell, lease, assign, or otherwise transfer its assets to another such entity; (d) for dispositions of shares of capital stock in connection with a transaction permitted by Section 8.6; and (e) sales or dispositions of assets in arm's length transactions provided that the aggregate net proceeds of all such sales shall not exceed $50,000,000 in any fiscal year.

             Section 8.5. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

             Section 8.6. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so except: (a) that any Subsidiary may merge into or transfer assets to another Subsidiary or to the Borrower or with an entity which, as a result of such transaction, becomes a Subsidiary of the Borrower; (b) that the Borrower or any Subsidiary may effect any Acceptable Acquisition permitted by Section 8.7 by means of a merger, or otherwise, provided that if such Acceptable Acquisition is effected by means of a merger, the surviving entity shall be the Borrower or shall be, or become as a result of such merger, a Subsidiary of the Borrower; and (c) in any transaction permitted by Section 8.4(e) hereof.

             Section 8.7. Acquisitions. Make any Acquisition other than an Acceptable Acquisition; provided, however, that neither the Borrower nor any of its Subsidiaries shall make any Acceptable Acquisition if the aggregate consideration paid by the Borrower or its Subsidiaries in connection with such Acquisition exceeds $200,000,000 without the prior written consent of the Required Banks hereunder.

             Section 8.8. No Activities Leading to Forfeiture. Engage or permit any Subsidiary to engage in the conduct of any business or activity which could result in a Forfeiture Proceeding.

             Section 8.9. Amendments to Debt Instruments; Certain Voluntary Payments; etc. Amend, supplement or modify any term or provision of any Subordinated Debt or of any of the items of Debt referenced in Schedule
6.10 in any respect which would adversely affect the rights of the Banks, including, without limitation, amendments to the subordination provisions of the Subordinated Debt and amendments, modifications or changes which would accelerate the maturity or increase the amount of any payment of principal thereof or which would increase the rate or accelerate the date for the payment of interest thereon, or consent to or permit any such amendment, supplement or modification; or make any voluntary or optional prepayment, repurchase or redemption of or with respect to any Debt.

             Section 8.10. Corporate Documents, Fiscal Year. Amend, modify or supplement its certificate or articles of incorporation or by-laws in any way which would adversely affect the ability of the Borrower to perform its obligations hereunder or change its fiscal year.

                                 ARTICLE 9.
                            FINANCIAL COVENANTS.

             So long as any of the Notes shall remain unpaid, any Letters of Credit remain outstanding or any Bank shall have any Commitment under this Agreement:

             Section 9.1. Minimum Consolidated Interest Coverage. The Borrower and its Consolidated Subsidiaries shall maintain at all times a ratio of (A) Consolidated EBIT to (B) Consolidated Interest Expense of not less than 5.00:1.00.

             Section 9.2. Ratio of Consolidated Funded Debt to Consolidated EBITDA. The Borrower and its Consolidated Subsidiaries shall maintain at all times a ratio of (A) Consolidated Funded Debt to (B) Consolidated EBITDA, determined on a rolling four quarterly basis, of not more than 2.50:1.00.

             Section 9.3. Minimum Consolidated Net Worth. The Borrower and its Consolidated Subsidiaries shall maintain at all times during the periods specified below a minimum Consolidated Net Worth of not less than the amounts specified below:

Period                                 Amount
- ------                                 ------

From Closing Date to 12/31/96          On the date of determination, actual
                                       Consolidated  Net Worth  at 12/31/95
                                       plus  50% of  positive  Consolidated
                                       Net  Income for  the current  fiscal
                                       year to date.

Thereafter:                            On the date of determination, actual
                                       Consolidated Net  Worth at the prior
                                       fiscal year end plus 50% of positive
                                       Consolidated Net Income for the then
                                       current fiscal year to date.

For purposes of this covenant, actual Consolidated Net Worth at 12/31/95 will include up to $125,000,000 of Convertible Subordinated Debt of the Borrower which was outstanding at 12/31/95 and was converted to equity during the Borrower's 1996 fiscal year prior to the date of this Agreement.

All of the foregoing financial covenants will be calculated for the Borrower and its Consolidated Subsidiaries, on a consolidated basis, and the Borrower must be in compliance with all such tests at all times during the specified periods; provided that the Borrower and its Consolidated Subsidiaries shall be under no obligation to provide to the Banks computations demonstrating compliance with these financial covenants or with financial statements other than those required to be delivered pursuant to Section 7.8 above.

                                ARTICLE 10.
                             EVENTS OF DEFAULT.

             Section 10.1. Events of Default. Any of the following events shall be an "Event of Default":

             (a) The Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable; or (iii) fail to pay the Agent any amount when due and payable under any Letter of Credit Agreement;

             (b) Any representation or warranty made or deemed made by the Borrower or the Guarantor in this Agreement or in any other Facility
Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

             (c) The Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.3, Article 4 or Articles 8 or 9; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to in Section 10.1 (a), Section 10.1 (c)(i) or any of Sections 10.1(d)-(h)) in any Facility Document and such failure shall continue for 30 consecutive days;

             (d)(i) The Borrower or any of its Subsidiaries shall: (A) fail to pay any Debt, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrower, or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or (ii) any such Debt shall be declared due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided, that, for purposes hereof, such events shall only constitute "Events of Default" if the affected Debt, in any case or in the aggregate, exceeds $5,000,000 in principal amount;

             (e) The Borrower or any of its Subsidiaries (i) shall generally not, or be unable to, or shall admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its or their assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it or them, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its or their assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.2(b)); or (v) by any act or omission shall indicate its or their consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its or their property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or the Borrower shall cease to be Solvent or the Borrower and its Consolidated Subsidiaries, on a consolidated basis, shall cease to be Solvent;

             (f) One or more judgments, decrees or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

             (g) An event or condition specified in Section 7.8(h) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Required Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Required Banks, material in relation to the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its Subsidiaries;

             (h) Any Forfeiture Proceeding shall have been commenced or the Borrower shall have given the Agent written notice of the commencement of any Forfeiture Proceeding as provided in Section 7.8(k); or

             (i) the Guarantee shall cease to be in full force and effect or the Guarantor shall deny its liability thereunder at any time which the Guarantor remains obligated with respect to the Debentures.

             Section 10.2. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes (including amounts payable in respect to Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts or other documents required thereunder) to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 10.1(e) or 10.1(h) above, automatically, and without any further action by the Agent or the Banks, the Commitments shall be terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes (including amounts payable in respect to Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts or other documents required thereunder) shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. With respect to all Letters of Credit that shall not have matured or with respect to which presentment for honor shall not have occurred, the Borrower shall deposit in a Cash Collateral account opened by the Agent (over which the Agent shall have sole dominion and control with the exclusive right to make withdrawals) an amount equal to the aggregate undrawn amount of all such Letters of Credit, and the unused portion thereof, if any, shall be returned to the Borrower after the respective expiration dates of the Letters of Credit and after all obligations of the Borrower hereunder and under the Facility Documents are paid in full.

                                ARTICLE 11.
                     THE AGENT; RELATIONS AMONG BANKS.

             Section  11.1.  Appointment,  Powers and  Immunities of Agent.
Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 11.9) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower, or any officer or official of the Borrower, or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility

Document or any other document or instrument referred to or provided for herein or therein, or for the failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

             Section 11.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

             Section 11.3. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest or fees on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 11.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

             Section 11.4. Rights of Agent as a Bank. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent or any Bank and their respective Affiliates may (without having to account therefor to any other Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower or any of its Subsidiaries (and any of their Affiliates). In the case of the Agent, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or any of its Subsidiaries for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent or a Bank or their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower or any of its Subsidiaries or Affiliates and such other Persons neither the Agent nor such Bank shall have any duty to disclose such information to the other Banks except as otherwise provided in this Agreement.

             Section 11.5. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.3 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 12.3 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participation, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 12.3 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

             Section 11.6. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

             Section 11.7. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility

Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

             Section 11.8. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 11.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

             Section 11.9. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof at least ten Banking Days prior thereto to the Banks and the Borrower, the Agent may be removed at any time with cause by the Required Banks and the Agent may be removed at any time without cause by the Required Banks if with the prior written consent of the Borrower; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank with a Commitment Proportion hereunder of at least 15%. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a Successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

             Section 11.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

             Section 11.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

             Section 11.12. Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

             Section 11.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make Payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the Agent recovers such amount from a Bank) or equal to the rate of interest applicable to such Loan (when the Agent recovers such amount from the Borrower) and, if such recipient shall fail to make such payment promptly, the Agent shall be entitled to recover such amount, on demand, from the Payor, with interest as aforesaid.

             Section 11.14. Withholding Taxes. Each Bank represents to the Agent that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent, no less frequently than annually, Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document. The provisions of this Section shall not effect the Borrowers obligations under
Article 3 of this Agreement.

             Section 11.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan or to make any payments with respect to any Letter of Credit to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan or to make any such payment with respect to any Letter of Credit on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan or to make such payment with respect to any Letter of Credit to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

             Section 11.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.4 or Section
3.1 shall be made from the Banks, each reduction or termination of the amount of the Commitments under Section 2.6 shall be applied to the Commitments of the Banks, and each payment of the fees referenced in
Article 4, shall be made by and held for the account of the Banks, pro rata in accordance with their respective Commitment Proportions; (b) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks, in the case of principal, and in accordance with the respective accrued and unpaid interest amounts owing to such Banks, in the case of interest.

             Section 11.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks a participation in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of any such participation sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

                                ARTICLE 12.
                               MISCELLANEOUS

             Section 12.1. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Banks, and any provision of this Agreement may be waived by the Borrower (if such provision requires performance by the Agent or the Banks) or by the Agent acting with the consent of the Required Banks (if such provision requires performance by the Borrower); provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the written consent of the all of Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination of the Commitments,
(b) extend the date fixed for the payment of principal of or interest on any Loan or any fees payable hereunder, or increase the aggregate of all Letter of Credit Commitments, any Bank's Commitment or the Total Commitments, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder or the amount of any reimbursement obligation with respect to any Letter of Credit, (d) alter the terms of this Section 12.1, (e) amend the definition of the term "Required Banks" or of the term "Level", (f) change the Commitment of any Bank or the fees payable to any Bank except as otherwise provided herein, (g) permit the Borrower to transfer or assign any of its obligations hereunder or under the Facility Documents, (h) amend the provisions of Article 11 hereof, (i) waive any of the conditions specified in Section 5.1 hereof, (j) release any of the collateral which may from time to time secure the Borrower's obligations hereunder, (k) terminate the Guarantee, release the Guarantor from its obligations under the Guarantee or consent to any assignment thereof by the Guarantor, or (l) obligate the Agent to issue or any Bank to participate in, any Letter of Credit expiring after the Termination Date. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

             Section 12.2. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

             Section 12.3. Expenses and Indemnification. The Borrower shall reimburse the Agent on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) incurred by the Agent or by the Agent on behalf of the Banks in connection with the preparation or performance of this Agreement and the Facility Documents. In addition, the Borrower shall reimburse the Agent and, upon the occurrence and during the continuance of an Event of Default, each Bank for all of its reasonable costs and expenses (including, without limitation, any Bank's allocated costs of its in-house counsel) in connection with any restructuring or work-out of this facility, the enforcement or preservation of any rights under this Agreement, the Notes or the other Facility Documents. The Borrower agrees to indemnify the Agent and each Bank and their respective affiliates, directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation (whether or not such Agent or Bank is a party thereto) or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement, the Notes and the transactions contemplated thereby including, without limitation, those relating any actual or proposed use by the Borrower, or any of its Subsidiaries of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Person to be indemnified).

             Section 12.4. Survival.  The obligations of the Borrower under
Section 2.3(b), Sections 3.7 and 3.8, Article 4 and Section 12.3 shall survive the repayment of the Loans and the termination of the Commitments.

             Section 12.5. Assignment, Participation. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Bank may assign, or sell participation in, all or any part of any Loan or its Commitment to another bank or other entity, in which event (a) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder, and concomitantly, the assignor shall, to the extent of such assignment (unless otherwise provided therein), have relinquished such rights and benefits and be released from such obligations; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 or Article 4 shall be determined as if such Bank had not sold such participation. Notwithstanding the foregoing, no Bank may (i) make an assignment of less than $10,000,000 of the total Commitment of such Bank, or (ii) assign, participate or transfer to another entity its rights, benefits or obligations with respect to Letters of Credit issued by the Agent hereunder without the prior consent of the Agent (which consent shall be in the Agent's sole discretion) or (iii) unless it is required to do so under the provisions of any law or regulation applicable to it, assign all or a portion of its Commitment hereunder, except to another branch or Affiliate of such Bank, without the prior written consent of the Borrower and the Agent (which consent shall not be unreasonably withheld). In the event that any Bank makes an assignment of all or a portion of its Commitment hereunder, such Bank shall pay to the Agent an assignment fee of $3,000. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

             Section 12.6. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed by telecopy or other writing, and to the Banks and to the Borrower by certified or registered mail or by recognized overnight delivery services to such party at its address on the signature page of this Agreement provided that notices to the Borrower shall be effective if delivered at the following address: Olsten Corporation, 175 Broad Hollow Road, Melville, New York 11747-8905; Attn.:
General Counsel. Notices shall be effective: (a) if given by registered or certified mail, 72 hours after deposit in the mails with postage prepaid, addressed as aforesaid; (b) if given by recognized overnight delivery service, on the business day following deposit with such service addressed as aforesaid; and (c) if given by telecopy, when the telecopy is transmitted to the telecopy number as aforesaid; provided that all notices to the Agent and the Banks shall be effective upon receipt.

             Section 12.7. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option without any prior notice to the Borrower (any such notice being expressly waived by the Borrower to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

             Section 12.8. Jurisdiction, Immunities.

             (a) THE BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY CERTIFIED OR REGISTERED MAIL) OF COPIES OF SUCH PROCESS TO THE BORROWER AT THE ADDRESS SPECIFIED IN SECTION 12.6. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION

TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. EACH OF THE BANKS, THE AGENT AND THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL.

             (b) NOTHING IN THIS SECTION 12.8 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

             (c) TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES.

             Section 12.9. Table of Contents: Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

             Section 12.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

             Section 12.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

             Section 12.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

             Section 12.13. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

             Section 12.14. Borrower's Acknowledgment. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective Subsidiaries or Affiliates and (b) acknowledges that information delivered to each Bank by the Borrower may be provided to each such Subsidiary and Affiliate.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


OLSTEN CORPORATION


By:_____________________________
Name:   Laurin L. Laderoute, Jr.
Title:  Vice President

Address for Notices: 175 Broad Hollow Road
                     Melville, New York  11747-8905
                     Attn:   General Counsel

                     Telephone No.: (516) 844-7800
                     Telefax No.:   (516) 844-7266


AGENT:

         THE CHASE MANHATTAN BANK


         By:______________________
         Name:   Emelia K. Teige
         Title:  Vice President

         Lending Office and Address for Notices:

         The Chase Manhattan Bank
         Agent Bank Services
         140 E. 45th Street, 29th Floor
         New York, New York  10017
         Attn:  Sandra Miklave
                Vice President

         Telephone No.: (212) 622-0005
         Telefax No.:   (212) 622-0002

         Letters of Credit
         Issuing Agent
         The Chase Manhattan Bank
         55 Water Street, 17th Floor
         New York, New York  10041
         Attention: Indirah Toovey

         Telephone: (212) 638-1842
         Telefax:   (212) 638-8200

BANKS:

         THE CHASE MANHATTAN BANK


         By:______________________
         Name:  Emelia K. Teige
         Title: Vice President


         Lending Office and Address for Notices:

         The Chase Manhattan Bank
         The Long Island Region
         395 North Service Road
         Melville, New York 11747
         Attn:  Emelia K. Teige
                Vice President

         Telephone No.: (516) 755-5406
         Telefax No.:   (516) 755-5103

         NATIONSBANK, N.A.


         By:______________________
         Name:   Ashley Crabtree
         Title:  Vice President


         Lending Office and Address for Notices:
         Notices of Borrowing:
         Nations Bank, N.A.
         101 North Tryon Street
         Charlotte, North Carolina 28255
         Attn:  Corporate Credit Services

         Telephone No.: (704) 388-1111
         Telefax No.:   (704) 386-8694


         Nations Bank, N.A.
         100 North Tryon Street
         Charlotte, North Carolina 28255
         Attn:  Michael Sylvester

         Telephone No.:  (704) 388-6003
         Telefax No.:    (704) 388-6002

                    and



         Nations Bank, N.A.
         1 Nations Bank Plaza
         Nashville, Tennessee 37239-169
         Attn:  Ashley Crabtree

         Telephone No.  (615) 749-3524
         Telefax No.    (615) 749-4640

         WELLS FARGO BANK, N.A.


         By:_____________________
         Name: __________________
         Title:


         Lending Office and Address for Notices:

         Wells Fargo Bank, N.A.
         885 Third Avenue, 4th Floor (USBD-N.Y.)
         New York, New York 10022
         Attn:  Bruce Gregory, Vice President

         Telephone No.: (212) 836-4028
         Telefax No.:   (212) 593-5238

         DRESDNER BANK AG, New York Branch
             and Grand Cayman Branch


         By:_________________________
         Name:   B. Craig Erickson
         Title:  Vice President


         By:_________________________
         Name:   Anthony Berti
         Title:  Assistant Treasurer



         Lending Office and Address for Notices:

         Dresdner Bank AG, New York Branch Dresdner Bank AG, Grand Cayman Branch
         75 Wall Street, 35th Floor        c/o Dresdner Bank AG, New York Branch
         New York, New York 10005-2889     75 Wall Street, 35th Floor
         Attn:  Anthony Berti              New York, New York 10005-2889
                                           Attn:  Anthony Berti

         Telephone No.: (212) 429-2247
                      (A. Berti)
                      (212) 429-2183
                      (B.C. Erickson)
         Telefax No.:   (212) 429-2524

         FIRST UNION NATIONAL BANK


         By:________________________
         Name:______________________
         Title:   Vice President


         Lending Office and Address for Notices:

         First Union National Bank
         550 Broad Street, NJ 1535
         Newark, New Jersey 07102
         Attn:  Robert Doherty

         Telephone No.: (201) 565-2990
         Telefax No.:   (201) 565-6681


         FLEET BANK, NATIONAL ASSOCIATION


         By:_______________________
         Name:   Philip A. Davi
         Title:  Vice President


         Lending Office and Address for Notices:

         Fleet Bank, National Association
         300 Broad Hollow Road
         Melville, New York 11747

         Attn:   Philip A. Davi
                 Vice President

         Telephone No.: (516) 547-7834
         Telefax No.:   (516) 547-7815

         CREDIT LYONNAIS, NEW YORK BRANCH


         By:_________________________
         Name:   Robert Ivosevich
         Title:  Senior Vice President


         Lending Office and Address for Notices:

         Credit Lyonnais New York Branch
         New York Corporate Group A
         1301 Avenue of the Americas
         New York, New York 10019
         Attn:   Andrea Griffis
                 Vice President

         Telephone No.: (212) 261-7325
         Telefax No.:   (212) 459-3179


         EUROPEAN AMERICAN BANK


         By:_________________________
         Name:   Richard Romano
         Title:  Vice President


         Address for Notices:                    Lending Office:

         European American Bank                  European American Bank
         730 Veterans Memorial Highway           1 EAB Plaza
         Hauppauge, New York 11788               Uniondale, New York 11555-000

         Attn:    Richard Romano


         Telephone No.: (516) 360-7116
         Telefax No.:   (516) 360-7112

         KEY BANK NATIONAL ASSOCIATION


         By:__________________________
         Name:________________________
         Title:  Vice President


         Lending Office and Address for Notices:

         Key Bank National Association
         127 Public Square OH-01-27-0606
         Cleveland, Ohio 44121
         Attn:   Marianne Meil
                 Assistant Vice President

         Telephone No.: (216) 689-3549
         Telefax No.:   (216) 689-4910



         MARINE MIDLAND BANK


         By:__________________________
         Name:________________________
         Title:  Vice President


         Lending Office and Address for Notices:

         Marine Midland Bank
         534 Broad Hollow Road
         Melville, New York 11747
         Attn:  Roger Coleman

         Telephone No.: (516) 752-4394
         Telefax No.:   (516) 752-4340

         THE BANK OF NEW YORK


         By:_______________________
         Name:_____________________
         Title:


         Lending Office and Address for Notices:

         The Bank of New York
         One Wall Street
         New York, New York 10286
         Attn:  Roger A. Grossman
                Assistant Treasurer

         Telephone No.: (212) 635-1309
         Telefax No.:   (212) 635-1480